Exhibit 10.2

CONTRACT NUMBER: ETAME 451

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Operating Agreement World Carrier Offshore Services Corp. as Operator and VAALCO Gabon SA as Charterer

2021

THIS OPERATING AGREEMENT is made on _______________ 2021

BETWEEN:

(1)WORLD CARRIER OFFSHORE SERVICES CORP., a company incorporated in the Marshall Islands and having its principal office at Agiasou 34 Vrilissia, Athens, 15235 Greece (the "Operator"); and

(2)VAALCO GABON SA, a company incorporated in the Gabonese Republic and having its registered office at Zone Industrielle OPRAG – Nouveau Port, the Gabonese Republic (the "Charterer").

Operator and Charterer shall be individually referred to as "Party" and together referred to as "Parties".

WHEREAS

(A)World Carrier Offshore Services Corp. (the "Owner") and the Charterer have entered into a bareboat charter (the "Charter") dated on or about the date hereof for use by the Charterer of a vessel as a floating storage and offloading facility to store and offload Crude Oil (as hereinafter defined) for use at the Etame Marin Block offshore the Gabonese Republic (the "Field").

(B)The Charterer has agreed to engage the Operator for the purposes of maintaining and operating the vessel on its behalf and to provide other services to the Charterer in connection with the operation and maintenance of the same.

(C)The Operator represents and warrants to the Charterer that it has experience in operation and management of facilities similar in size and type to the FSO and it is, and its Affiliates will be, willing to perform the Operator Services as requested by the Charterer, and that it and its Affiliates have adequate financial and other resources, technical competence, experience, and capability to do so expeditiously and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1.DEFINITIONS AND CONSTRUCTION

1.1In this Agreement (including the Recitals), each of the following terms shall have the meaning set opposite it:

"Affiliate" means, in relation to a person, a company, partnership or other legal entity which controls, is controlled by, or which is under common control with, that person, and "control" means the ownership, directly or indirectly, of fifty per cent (50%) or more of the voting rights in a company, partnership or other legal entity;

"Applicable Codes and Standards" shall mean the codes,  standards, requirements and recommendations applicable to the FSO and/or the Operator Services, including those of the Classification Society, the Flag State, the Country of Operation and those codes,  standards, requirements and recommendations set forth, listed in, or incorporated by reference in any Applicable Laws, the schedules or any other Documents;

"Applicable Laws" means all international (including region-wide), national, federal, state, provincial, and local laws including statutes, decrees, edicts, codes, orders, judgments, judicial decisions, rules, ordinances, proclamations, by-laws, regulations, policies, and executive orders of, and the terms of any licenses, leases, rights of way, Permits, or authorizations issued by, any international (including region-wide), national, federal, state, provincial or local or other duly constituted Governmental Authority that are

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applicable to the Operator Services, worksites, and the persons in relation to whom the term is used;

"BS&W" means base sediment and water;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Change" means an instruction given by the Charterer to provide additional goods, services or equipment, or to make a modification to the FSO or the manner in which the FSO system is employed, or a change in all or any of the Operator Services;

"Change in Law" has the meaning given to it in clause 6.7;

"Change Order" has the meaning given to it in clause 6.3;

"Change Order Proposal" has the meaning given to it in clause 6.2;

"Charter" has the meaning given to it in Recital (A);

"Charterer Event of Default" has the meaning given to it in clause 16.1;

"Charterer Facilities" has the meaning given to it in clause 12.3(a);

"Charterer Group" means the Charterer, each of the Co-venturers, its and their Affiliates, and its and their subcontractors at all levels, but shall not include any member of the Operator Group, except as modified for purposes of clause 12;

"Charterer Performance Security" has the meaning given to it in clause 21.1;

"Charterer Representative" shall mean the individual (or individuals, as the case may be) appointed by the Charterer by notice to the Operator in writing one pursuant to clause 9.2;

"Classification" means the class certification from the Classification Society required by schedule 1 – Operator's Obligations;

"Classification Society" means DNV, the American Bureau of Shipping, Nippon Kaiji Kyokai (ClassNK), Lloyd's Register, or such other body as may from time to act as the provider of relevant technical and classification services in connection with the FSO and the operations contemplated in this Agreement;

"Code of Business Conduct and Ethics" means the policies of the Charterer and the Operator set out in means the policy set out in schedule 5  – Code of Business Conduct and Ethics;

"Commissioning Tests" means the commissioning tests set out in schedule 1 – Operator's Obligations;

"Contaminants" means all hazardous materials, including toxins, heavy metals, radioactive materials and other pollutants;

"Country of Operations" means the Gabonese Republic;

"Co-venturer" means each party from time to time to the Etame Marin JOA (including the Charterer, as the context so requires) or any other person with an interest in the Field which at the date of this Agreement means VAALCO Gabon SA, Addax Petroleum Holdings Ltd,  PetroEnergy Resources Corporation and Tullow Oil Gabon SA, and "Co-venturers" shall means all of them;

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"Crude Oil" means crude oil produced from the Field or any other field, having in each case the characteristics set out in the Technical Specifications contained in schedule 2 of the Charter;

"Customary Loading Rate" means 30,000 barrels of Crude Oil per day;

"Decommissioning Fee" means the sums payable by the Charterer to the Operator in respect of the Decontamination Works, the De-mucking Works and which shall be calculated as the total vouched costs actually incurred by the Operator, and pre-approved in writing by the Charterer, plus [*****], provided that where the costs are costs of the Operator or its Affiliates then the same shall be based on the prevailing market prices for the relevant work);

"Decontamination Works" means the works to be completed by the Operator prior to Redelivery to remove and clear the FSO of all Contaminants on board the FSO;

"De-mucking Works" means the works to be completed by the Operator prior to Redelivery to remove and clear the FSO of all sludge, other cargo residue and slops;

"Documents" means written or electronic documents, including documents comprising or regarding drawings, specifications, graphical materials, photographs, electronic images, models (including three-dimensional physical models), plans, diagrams, elevations, sections, details, schedules, reports, lists, testing results, records, and studies;

"Downtime" has the meaning given to it in clause 10.1;

"Downtime Damages" has the meaning given to it in clause 10.4;

"Downtime Damages Period" has the meaning given to it in clause 10.4;

"Environmental Law" means all international (including region-wide), national, federal, state, provincial, and local laws including statutes, decrees, edicts, codes, orders, judgments, judicial decisions, rules, ordinances, proclamations, by-laws, regulations, and executive orders pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination or restoration of environmental quality, or occupational health and workplace safety, that apply with respect to any obligation or activities related to this Agreement;

"Etame Marin JOA" means the joint operating agreement in respect of the Etame Marin field, offshore the Republic of Gabon, dated 4 April 1997 as amended, restated or novated from time to time;

"Export Tanker" means a tanker to which Crude Oil is offloaded from the FSO;

"Field" has the meaning given to it in Recital (A);

"Fit to Receive Certificate"  means the notice issued to the Charterer pursuant to clause 3.3;

"Flag State" means Panama or any other country agreed between the Parties;

"Force Majeure" has the meaning given to it in clause 13.2;

"FSO" means the floating storage and offloading facility, and the associated Mooring System, to be delivered to the Charterer (and installed, in the case of the Mooring System) following the Work (as defined therein) by the Owner pursuant to the Charter;

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"FSO Decommissioning" means the decommissioning of the FSO at Site by the Operator (leaving no hazard to shipping, and otherwise clearing the Site) to enable its Redelivery under the Charter;

"FSO Final Acceptance" has the meaning given to it in the Charter;

"FSO Ready for Sailaway" has the meaning given to it in the Charter;

"Gabon Government" means the Government of the Gabonese Republic or any ministry, bureau, agency, department, office or other organisation of such Government or any local Governmental authority of the Gabonese Republic that has jurisdiction or authority over the Site;

"Good Industry Practices" means using the standards, practices, methods and procedures, complying with the Applicable Laws, using environmental best practices and exercising the highest degree of skill, care, diligence, prudence and foresight that would be expected to be observed by a skilled and experienced international contractor engaged in carrying out activities the same as or similar to the Operator Services under the same or similar circumstances as those contemplated in this Agreement;

"Government Authority" means the Government of any country, province, region, state, or territory, or any political subdivision thereof, claiming, having, or exercising jurisdiction over Charterer, any of the members of Operator Group, any Worksite, or the Operator Services and including all agencies, instrumentalities, and political subdivisions of, and entities controlled or commissioned by, any such Government; any judicial, executive, legislative, administrative, or regulatory body of any Government or political subdivision thereof; and any official of any of the foregoing;

"Handover" shall be deemed to have occurred on the date indicated in the Fit to Receive Certificate;

"Hazardous Materials" means (a) petroleum or petroleum products and any fractions or derivatives thereof, natural or synthetic gas and any fractions or derivatives thereof (including condensate), asbestos and polychlorinated biphenyls; (b) any substances defined as or included in the definition of "hazardous wastes", "hazardous materials", "hazardous substances", "extremely hazardous substances", "restricted hazardous wastes", "special wastes", "toxic substances", "toxic chemicals", "toxic pollutants", "contaminants" or "pollutants" or words of similar import under any Environmental Law; (c) radioactive materials, substances and waste; and (d) any other substance the handling, disposal, storage and/or transportation of, or exposure to, which is regulated under any Environmental Law;

"HSE Requirements"  means the health, safety and environmental requirements of the Charterer and the Operator each as set out in schedule 4 – Health, Safety and Environmental Requirements;

"Instruction to Proceed" means a written instruction given by the Charterer in accordance with clause 6 instructing the Operator to proceed with performance of the Operator Services in the manner specified by the Charterer in the Instruction to Proceed;

"Key Personnel" means those persons identified as such in schedule 3 – Key Personnel;

"Materials" means any or all, according to the context, items of equipment and materials, including pre-fabricated assemblies, which are created, procured, manufactured, fabricated, or supplied by the Operator or any Subcontractors for incorporation into the FSO;

"Mooring System" has the meaning given to it in the Charter;

"Offload" and "Offloading" have the meanings given to them in clause 12.5(c);

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"Operating Fee" has the meaning given to it in clause 5.1;

"Operating Fee Payment Date" means the date on which a payment of Operating Fees falls due under clause 5 of this Agreement;

"Operator Event of Default" has the meaning given to it in clause 16.2;

"Operator Group" means the Operator,  its Affiliates and subcontractors at all levels, but shall not include any member of the Charterer Group;

"Operator Notice of Readiness" means the notice issued to the Charterer pursuant to clause 3.1;

"Operator Performance Security" means the guarantee provided by or on behalf of the Operator in favour of the Charterer, substantially in the form set out in schedule 6 – Form of Guarantee or such other form of collateral as the Charterer agrees to in writing;

"Operator Supplied Items" shall mean any property that Operator is required to incorporate into or attach to the FSO (including any improvements and spare parts) as part of the Operator Services or otherwise in fulfilment of its obligations hereunder;

"Operator Services" means all of the activities and obligations of the Operator that Operator is required to perform or procure pursuant to this Agreement, and includes preparing, operating, maintaining, managing, offloading, metering, modifying, repairing, demobilizing and redelivering the FSO, as further described in schedule 1 – Operator's Obligations, all as may be varied from time to time pursuant to clause 6;

"Owner" has the meaning given to it in Recital (A);

"Permit" means any valid waiver, certificate, approval, consent, licence, exemption, permit, authorisation or similar order or authorisation from any Governmental Authority required to be maintained in connection with the Site or the Operator Services;

"Permit Matrix" means the Permits that the Operator is obliged to obtain and maintain pursuant to the terms of this Agreement, as set out in paragraph 14 of schedule 1 – Operator's Obligations;

"Personnel" means the officers, managers, directors, employees, representatives, agents or invitees of the relevant Party;

"Project" means the Project (as defined in the Charter) as well as the provision of Operator Services pursuant to this Agreement;

"Redelivery" means the redelivery of the FSO by the Charterer to the Owner under clause 19 of the Charter, and "Redeliver" shall be construed accordingly;

"Responsibility Matrix" means the Responsibility Matrix – Operations and Maintenance Phase set out in schedule 2 - Responsibility Matrix;

"Riser Systems" has the meaning given in the Charter;

"Site" means the location at which the FSO is moored in the Field;

"Start Date" has the meaning given in the Charter;

"Subcontractor" means any company engaged by the Operator or another Subcontractor of any tier to perform any part of the Operator Services but shall not include any member of the Operator Group or the Charterer Group nor the Operator;

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"Technical Specifications" means the technical specifications of the FSO contained in schedule 2 of the Charter;

"Term" has the meaning given in the Charter;

"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States and/or the Federal Reserve Bank of New York or any successor thereto;

"Terminal Handbook" means the document, approved and provided by the Charterer and reviewed by the Operator, which establishes the operating procedures, indemnities and liabilities governing the Export Tanker for the exporting of Crude Oil from the FSO;

"Third Party" means a person who is not part of the Charterer Group or the Operator Group;

"Total Loss" shall mean the actual total loss of the FSO, or any event which, in the opinion of the insurer(s) under the hull and machinery policies in place in respect of the FSO, renders the FSO to be a constructive, compromised or arranged total loss for the purposes of such policies;

"US Dollar LIBOR" means (a) the three-month US Dollar LIBOR rate of interest by reference to the Reuters Page LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service as reasonably determined by the Owner from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) and (b) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for and reasonably approximating the then-current three-month US Dollar LIBOR rate (which may include Term SOFR) that has been reasonably selected by the Charterer as the replacement for the reference the three-month US LIBOR rate;

"US Dollars" and "US$" means the lawful currency of the United States of America;

"Wilful Misconduct" means an intentional or reckless disregard by senior managerial personnel of Good Oilfield Practice or any of the terms of this Agreement in utter disregard of avoidable and harmful consequences but shall not include any act, omission, error of judgement or mistake made in the exercise in good faith of any function, authority or discretion vested in or exercisable by such senior managerial personnel and which in the exercise of such good faith is justifiable by special circumstances, including safeguarding of life, property or the environment and other emergencies; and

"Worksite" means any location at which the Operator Services are being performed.

1.2In this Agreement:

(a)references to, or to a provision of, a document or law are references to it as duly amended, amended and restated, modified or supplemented, after the date of this Agreement;

(b)references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, after the date of this Agreement;

(c)words denoting the singular number shall include the plural and vice versa;

(d)clause headings shall not affect the interpretation of this Agreement;

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(e)all references to "day" or "days" shall mean calendar days and all references to "months" shall mean consecutive calendar months according to the Gregorian Calendar;

(f)the words "include",  "includes",  ''including" "inclusive of'' shall mean "including but not limited to";

(g)"company" includes any partnership, joint venture and unincorporated association;

(h)"person" includes a  natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, joint venture or any other business organization, trust, union, association, entity or Governmental Authority (including any state, political sub-division of a state,  local or municipal authority or any international organisation);

(i)each Party agrees to conduct the performance of its obligations under this Agreement, at all times, in good faith; and

(j)this Agreement is the product of arm's length negotiations between the Parties represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

1.3Precedence

(a)In the event of any inconsistency, conflict or ambiguity between the terms in the body of this Agreement and any schedule attached hereto, the terms in the body of this Agreement shall prevail and the terms of each schedule shall take precedence in the order in which such schedules are set out in this Agreement, save that as between the schedules the provisions of schedule 4 – Health, Safety and Environmental Requirements take precedence.

(b)If an inconsistency, conflict or ambiguity is discovered within the documents forming this Agreement (or in other documents or data referred to within such documents) and this cannot be resolved by applying the order of priority or the highest standard as referred to above, the Party discovering it shall as soon as reasonably practicable notify the other Party. The Charterer shall issue to the Operator an instruction as to how to resolve the inconsistency, conflict or ambiguity, which instruction may give precedence to one provision in the Agreement over another where the two are inconsistent.

(c)In the event of any inconsistency, conflict or ambiguity between the terms of this Agreement and the terms of the Charter, the terms of the Charter shall prevail.

2.OPERATION OF FSO

2.1This Agreement shall remain in place for the Term, unless terminated earlier in accordance with this Agreement.  During the Term, the Operator shall operate and maintain the FSO on behalf of the Charterer in accordance with:

(a)the Technical Specifications;

(b)the Responsibility Matrix;

(c)all Applicable Laws and all Applicable Codes and Standards;

(d)schedule 1 – Operator's Obligations; and

(e)the other terms and conditions of this Agreement.

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2.2The Operator shall discharge and perform at its own risk and expense all of the Charterer's obligations under the Charter to operate, maintain and repair the FSO during the Term, except as follows:

(a)the Charterer shall pay the Operator for the costs of re-installing funnel insignia at the Charterer's request, after any initial painting and installation carried out prior to the Start Date;

(b)the Charterer shall be solely responsible for all costs relating to Charterer-furnished equipment and materials supplied to the FSO prior to the Start Date as described in clause 10.7 of the Charter;

(c)the Charterer shall provide free of charge to the Operator the services referred to in clause 4 below;

(d)the Charterer shall be solely responsible for the cost of maintaining throughout the Term the insurances which relate to the Charterer's activities at the Site, and those of its subcontractors, which do not relate to the operation of the FSO; and

(e)the Charterer shall be solely responsible for performing any other specific obligations which it undertakes towards the Operator under this Agreement.

2.3Without limiting the generality of clauses 2.1 and 2.2, the Operator Services shall include the obligations of the Operator as set out in schedule 1 – Operator's Obligations.  Notwithstanding the forgoing, the Operator hereby confirms that it has received a copy of the Charter and has satisfied itself with regard to its terms and the obligations of the Charterer under the Charter to operate, maintain and repair the FSO which obligations the Charterer has discharged to the Operator, and the Operator has agreed to perform as part of the Operator Services in accordance with the terms of this Agreement.  The Charter is incorporated by reference into this Agreement and constitutes part of this Agreement.

2.4The Charterer shall supply or reimburse the Operator for the cost of all fuel gas and marine gas oil or fuel oil required for the FSO's operation during the Term.

3.HANDOVER AND COMMISSIONING PERIOD

3.1The Operator shall provide separate written notices to the Charterer not less than twenty-one (21), ten (10) and five (5) days prior to the anticipated date on which the Owner will issue the Notice of Readiness to the Charterer (each as defined in and contemplated by the Charter) including confirmation that, not less than three (3) days prior to the date that the Notice of Readiness is anticipated to be issued, a master, officers and full complement of duly trained and licenced crew are stationed aboard, or are ready to be stationed aboard on not more than one (1) days' notice, the FSO and that the Operator is, and the crew are, ready, able and willing to commence the Operator Services ("Operator Notice of Readiness").

3.2Following receipt of the Operator Notice of Readiness, the Operator shall provide any assistance that the Owner may require in order to achieve FSO Final Acceptance under the Charter, which assistance may include (without prejudice to the Owner's obligations pursuant to the Charter):

(a)completion of all construction, installation and hook-up work in accordance with the Technical Specifications;

(b)satisfactory completion of all Commissioning Tests;

(c)confirmation that the Owner has equipped the FSO with an adequate inventory of spare parts necessary for its safe establishment and operation; and

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(d)delivery to the Charterer or on board the FSO of all logbooks, classification certificates, manuals and other essential documents related in any way to the FSO's design, engineering, construction, operation and maintenance (but not necessarily all final as-built as-installed drawings of the FSO).

3.3Following the FSO Final Acceptance having been achieved under the Charter, the Operator shall as soon as reasonably practicable, and in any event within three (3) days, issue the Charterer with a notice confirming that FSO Final Acceptance has occurred and that the Operator has commenced the Operator Services (including the date on which the same occurred) ("Fit to Receive Certificate").

4.CHARTERER'S DUTIES

4.1The Charterer shall:

(a)at its own cost, secure all Gabon Government authorisations and permits required to permit a foreign flag FSO to perform services offshore the Gabonese Republic, for the installation and continuing operation of the FSO, [*****]; provided that, if any applicable law requires that a request in the Operator's or some other party's name be made, the Operator shall take all reasonable measures to comply with such law and shall use all reasonable efforts, in a timely manner, to assist the Charterer to effect the importation of the FSO and all such spare parts, stores, supplies, equipment and materials;

(b)use all reasonable efforts to assist the Operator (at the Operator's sole cost) to secure all Gabon Government authorisations, visas and work permits necessary for the entry into, employment in, and exit from offshore the Gabonese Republic of expatriate Personnel employed to operate the FSO and other licences required by the Operator for the performance of its duties hereunder offshore the Gabonese Republic;

(c)[*****];

(d)at:

(i)its own cost, provide in accordance with its scheduled services or services already on hire to the Charterer or at its disposal in-country; and/or

(ii)the Operator's cost, where the same falls outside of the Charterer's scheduled services or services already on hire to it or at its disposal in-country, provide,

firefighting and rescue vessels to the Operator provided that nothing in clause 4.1(d)(i) shall require the Charterer to procure or provide any such additional support beyond that which it has contracted at the time when required or at such relevant time is at its disposal nor shall the Charterer be required to procure support of a different nature or specification as compared with that which it usually procures;

(e)at its own cost, furnish the Operator with necessary warehouse space, loading and unloading facilities, in its shore bases(s) and other existing warehouse facilities and use of its existing telecommunications and other Charterer-furnished equipment and materials referred to in the Technical Specifications; and

(f)ensure that the Export Tanker complies with the Terminal Handbook.

5.COMPENSATION

5.1In consideration of (and subject to clause 6, as full compensation for all expenses incurred by the Operator in relation to) all Operator Services performed by the Operator under this Agreement, the Charterer shall pay the Operator a daily operating fee (the "Operating

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Fee") of [*****] per day from the date of issuance of the Fit to Receive Certificate to the end of the Term, provided that  the Operating Fee shall be subject to adjustment on each anniversary of the date of issuance of the Fit to Receive Certificate and will be applicable for the ensuing calendar year period next following the anniversary of the date of issuance of the Fit to Receive Certificate by applying the following formula:

[*****]

5.2Subject to clause 16.4(a)(i), in consideration of the Operator carrying out the Decontamination Works, the De-mucking Works and the FSO Decommissioning, the Charterer shall pay to the Operator the Decommissioning Fee within thirty (30) days of presentation of the Operator's invoice submitted only after completion of all of the Decontamination Works, the De-mucking Works and the FSO Decommissioning, each to the Charterer's satisfaction (acting reasonably).

5.3In the event that the Charterer, at any time during the Term, is unable to utilise the services of the FSO for a period in excess of thirty (30) days, the Charterer shall have the option to require that the Operator place the FSO on stand-by status.  The Operating Fee shall be reduced by a minimum of [*****] for such period the FSO is on stand-by status and the Parties shall cooperate in good faith, at all times acting reasonably, to seek to mitigate, to the extent reasonably possible, all costs incurred by the Operator during such period in which the FSO is on stand-by status with a view to realising further savings and therefore increasing the reduction of the Operating Fee beyond [*****].  Should the Charterer, having exercised the option granted in this clause 5.3, wish to have the FSO put back into service, the Operator will, upon notice from the Charterer to such effect, take steps to restore the FSO to service as promptly as possible. The cost to bring the FSO out of lay-up shall be for the Charterer's account, payable in accordance with the calculations described in clause 6.5(a) and shall be paid to the Operator by the Charterer within thirty (30) days of presentation of the Operator's invoice. The option granted to the Charterer hereunder may be exercised one or more times during the Term and at the Charterer's sole discretion.

5.4The Operator shall at all times, and for a period of two (2) years after the end of the Term, maintain and retain all of its books, records, accounts and documents relating to services, costs and related matters under this Agreement (save for in respect of the Operating Fee). The Charterer shall have access at all reasonable times and for a period of two (2) years after the end of the Term to inspect the books, records, accounts and documents relating to services, costs and related matters under this Agreement (save for in respect of the Operating Fee),  and to discuss them with the Operator's Personnel and to verify the same. The Charterer may conduct, or cause accountants selected by the Charterer at its cost to conduct, an annual audit of any charges made for the Charterer's account other than in respect of the Operating Fee (or as the same may be adjusted pursuant to clauses 5.3 or 13).  In the event that the Charterer's audit findings identify any discrepancies in the calculations of any charges made for the Charterer's account, the Charterer shall notify the Operator of its findings in writing.  The Charterer and the Operator shall endeavour to agree on the discrepancies.  If the Charterer and the Operator are unable to reach agreement on the discrepancies within thirty (30) days of the Charterer notifying the Operator, then either Party may refer the matter for determination by an independent chartered accountant nominated by the Parties or, in the absence of agreement between the Parties within fourteen (14) Business Days of a Party notifying the other that it proposes to refer the dispute to an expert, by the President of the Institute of Chartered Accountants in England and Wales. The nominated chartered accountant shall be afforded such access to books, records, accounts and documents in the possession of the Operator as it may reasonably request, and it shall act as expert not as arbitrator. The said accountant shall be requested to give its decision within forty five (45) Business Days of the date of its appointment.  The accountant's determination shall, in the absence of fraud or manifest error or bias, be final and binding on the Parties, its fees and disbursements shall be borne one half by the Charterer and one half by the Operator in equal shares and the Parties shall bear their own costs in respect of such reference.  If the discrepancies agreed by the Parties or determined

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by the expert mean that the sums paid by the Charterer were (i) more than should have been paid by the Charterer, an amount equal to such discrepancies shall be deducted from the invoice on the next Operating Fee Payment Date (and any subsequent, where necessary, until such time as the discrepancies have been rectified) or (ii) less than should have been paid by the Charterer, an amount equal to such discrepancies shall be paid by the Charterer to the Operator within ten (10) Business Days of the amount of such discrepancies being agreed or determined.

5.5Payment in respect of the Operating Fee shall be made, subject to this clause, in advance in cleared funds, without any discount, adjustment, set off or deduction (except as provided in clauses 5.8 and 5.9). The first payment of the Operating Fee shall be made on the first day of the calendar month in which the Fit to Receive Certificate is issued and in respect of the remainder of the month in which the date of issuance of the Fit to Receive Certificate falls and subsequent payments of the Operating Fee shall be made on the first day of each calendar month thereafter in respect of the remainder of the relevant month (or, if the first day on which the Operating Fee is due and payable or any other such day on which the Operating Fee is payable is not a Business Day, on the next following Business Day).

5.6The Operator shall provide invoices to the Charterer covering each payment in respect of the Operating Fee no less than thirty (30) days before the payment in respect of the Operating Fee is due.    The invoice prepared by the Operator [*****] and (subject to clause 7.3)  [*****], where relevant, be sent to the Charterer together with supporting vouchers and receipts.    Notwithstanding any other provision of this Agreement, (i) all invoices issued pursuant to this Agreement are to be hand delivered to the Charterer at VAALCO Gabon SA, B.P 1335, Port Gentil, Gabon and (ii) invoices submitted by email or other electronic means will not be processed and will not be deemed received.

5.7Payment in respect of the Operating Fee shall be made to such account or accounts as the Operator may from time to time designate in writing not less than fifteen (15) Business Days prior to the next due payment, provided that the Charterer shall first approve the same in writing, acting reasonably taking account of its internal and external "know your client" obligations.  In the absence of agreement as to the account to which to make payment, the Charterer will accrue all payables until such time as it is able, acting reasonably taking account of its internal and external "know your client" obligations, to make payment to a proposed account or accounts.

5.8The Charterer shall be entitled, by written notice to the Operator on or before the Operating Fee Payment Date, to deduct from the payment in respect of the Operating Fee:

(a)any sums which this Agreement specifically authorises to be deducted from the Operating Fee (including Downtime Damages relating to periods of Downtime);

(b)any advances or disbursements approved by the Operator in writing and paid by the Charterer for the Operator's account;

(c)any reductions in the Operating Fee pursuant to clause 5.3; and/or

(d)any sums payable by the Operator to the Charterer pursuant to clauses 5.4 and/or 10.5.

5.9If the Charterer disputes any amount payable under an invoice it shall, within ten  (10)  Business Days after receipt, notify the Operator in writing of the amount(s) which the Charterer disputes and why.  If the Parties are unable to reach agreement on the disputed amount by the next Operating Fee Payment Date, either Party may refer the matter to arbitration in accordance with this Agreement. The Charterer shall pay such part of the disputed amount as is finally agreed or determined by arbitration to be due (if any) within ten  (10)  Business Days after the date of such agreement or determination, together with interest at the rate of [*****] per annum above US Dollar LIBOR (as evidenced on the ICE

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Benchmark Association Limited Interest Settlement Rate at or about 11:00 a.m. London time on the date on which payment became due and quarterly thereafter, failing which as certified by a prime bank in London on such day) from the date of such agreement or determination to the date of actual payment.

5.10Notwithstanding anything contained in this clause 5 to the contrary, if and when a payment in respect of the Operating Fee is due hereunder, the Charterer reasonably expects to Redeliver the FSO before the next Operating Fee Payment Date, the Operating Fee shall be paid prorated to the estimated date of such redelivery. Promptly after Redelivery, any overpayment shall be refunded by the Operator, or any underpayment made good by the Charterer.

6.CHANGE PROCEDURE

6.1Charterer may at any time after the execution of this Agreement until the end of the Term or earlier termination of this Agreement issue an instruction to Change, or request Operator submit a proposal for a Change to, this Agreement.

6.2If the Charterer requests a proposal, prior to instructing a Change, the Operator shall respond in writing as soon as practicable and in any event within fourteen (14) days of Operator's receipt of such request, by submitting a Change Order proposal (the "Change Order Proposal") to the Charterer setting out:

(a)a description of the proposed additional goods, equipment, services and/or work to be provided or performed with a list of all impacts on costs;

(b)subject to clause 5.1 above, details of the increase or decrease in Operating Fee and other amount(s) proposed to be payable to the Operator as a result of the proposed Change. Any increase or decrease of the Operating Fee will be based on the prevailing market prices for the relevant work; and

(c)an estimate of the time necessary to carry out such services and/or work, any anticipated impact on the operation of the FSO, including Downtime and any necessary adjustments to the Term,

and all information in support of the above which is reasonably required in order for the Charterer to assess the Operator's submissions.    The Operator shall be entitled to submit a Change Order Proposal in respect of engineering work necessary in order to support the preparation of a Change Order Proposal in respect of a related matter.

6.3On receipt of the Change Order Proposal from the Operator the Charterer shall, as soon as reasonably practicable and in any event within ten  (10) days after receiving the Change Order Proposal, respond with either: (a) its agreement to the Change Order Proposal and an instruction to execute the Change, as shall be evidenced by an executed agreement between the Parties ("Change Order"); (b) rejection of the Change Order Proposal, in which case the Operator shall not proceed with the Change; or (c) any further comments, questions or requests for clarification, in which case the Operator will prepare a revised Change Order Proposal pursuant to clause 6.2.

Nothing in this clause 6.3 shall be construed to require the Operator to delay or suspend the provision of the Operator Services pending the Charterer's acceptance or rejection of a Change Order Proposal.

6.4Notwithstanding clause 6.3, in the event that the Parties are unable to agree a Change Order, the Operator shall continue to perform the Operator Services under this Agreement.  In addition, pending the resolution of any dispute in relation to such Change Order the Operator shall nevertheless perform such work upon receipt of an Instruction to Proceed, such performance to be at Charterer's cost and expense pending resolution of the dispute, and without prejudice to the Charterer's rights pursuant to this Agreement (including the

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right to conduct an audit, pursuant to clause 5.4, of any costs and expenses occurred in relation to the Change Order Proposal).

6.5Operator may require payment for a Change by way of the following:

(a)a payment of an agreed lump sum amount to be calculated as the total vouched costs actually incurred plus ten per cent (10%) (to be invoiced and paid as agreed in the Change Order); or

(b)an agreed change to the Operating Fee, to be calculated as the total vouched costs actually incurred plus ten per cent (10%).

6.6If, prior to the Handover, the Parties agree to change the Operating Fee in respect of a Change in accordance with clause 6.5(b), the Operating Fee shall be adjusted by an amount corresponding to the lump-sum value of the applicable Change amortized on a straight-line basis over the Term (or remainder of the Term, as the case may be).

Change in Law

6.7Where change (including changes in interpretation or application) in law, legislation, rules, treaties or regulations having force of law (save for any such change or change in interpretation or application within the actual knowledge of either Party, which either Party could reasonably have been expected to know or which was in the reasonable contemplation of either of the Parties, in each case prior to or at the date of execution of this Agreement)  ("Change in Law")  come into effect following the date of execution of this Agreement and which directly and materially affects the Operator's cost of performing this Agreement, the Operator shall be entitled to a Change Order.    For the avoidance of doubt, a Change in Law shall not apply to the Operator's or any of its Affiliate's non-Gabonese tax obligations otherwise covered by clause 7.1.

6.8In the event of a dispute or difference of opinion as to whether or not the Operator is entitled to a Change Order under clause 6.7, in the event that the Parties cannot resolve the same amicably then the Parties shall be entitled to resolve the same pursuant to clause 28, provided that unless and until finally settled pursuant to clause 28 (if applicable) neither Party shall be deemed to be in default of its obligations pursuant to this Agreement.

6.9The Operator shall not be liable for a failure to perform any of its obligations in so far as a Change in Law renders it impossible or impractical for the Operator to perform its obligations under this Agreement, provided always that the Operator shall have in each case:

(a)immediately consulted and cooperated with the Charterer in order to seek to mitigate (including via the Charterer providing reasonable support) to the maximum extent possible; and

(b)used all reasonable endeavours to resolve,

the basis upon which the Operator alleges that the Change in Law renders it impossible or impractical for the Operator to perform its obligations under this Agreement.

7.TAXES

7.1[*****].

7.2[*****].

7.3[*****].

7.4Notwithstanding any other provision of this Agreement, the Operator shall use all reasonable endeavours to procure all goods and services from Gabon and only if such goods and

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services are not available in Gabon at competitive prices (by reference to total landed cost) shall the Operator procure such goods and services from outside of Gabon.

8.QUALITY MANAGEMENT

8.1The Operator shall have developed, documented, and implemented and shall maintain (continuously) a workable and duly functioning quality management system conforming to the latest published version of the ISO 9001 standard or an equivalent standard which is accepted on an individual basis by the Charterer.  In selecting Subcontractors, the Operator shall ensure that they have quality systems that are of similar standard.

8.2The Operator shall, based on the quality management system referred to in clause 8.1, produce, document, maintain, and operate a quality plan (in accordance with the latest version of ISO 10005 or an equivalent standard acceptable to the Charterer) as required by the Charterer for all the Operator Services.  Such quality plan shall specifically address the Operator Services and how it is to be performed in order to meet the requirements of this Agreement, and shall include or refer to all applicable policies, procedures, activities, qualifications, resources, and other matters relevant to the Operator Services, including any applicable Charterer specifications and requirements and any specific to particular locations at which any of the Operator Services are to be performed.  The Operator shall submit the quality plan to the Charterer within thirty (30) days of the date of this Agreement.  The procedures:

(a)may be either standard Operator procedures or procedures specific to the Operator Services, but in any case must adequately describe the processes and actions taken to manage the Operator Services;

(b)as progressively issued and updated, shall address applicable Charterer specifications and requirements, including any specific to particular locations at which the Operator Services are to be performed; and

(c)shall be subject to approval by the Charterer and thereafter be implemented by the Operator before any Operator Services are commenced.

8.3The Operator shall submit to the Charterer, and keep updated throughout the Term, controlled electronic versions of the quality manual, the quality plan, and the audit plan.

8.4The Operator shall implement a management of change (MOC) system and promptly inform Charterer of changes in organizational structure, responsibilities, activities, resources, Subcontractors, and events that could have a material influence on the Operator's quality management system or the Operator Services during the Term.

8.5The Operator shall carry out, as part of the Operator Services, appropriate quality control, inspections, tests, quality surveillance, and quality assurance activities to satisfy itself and the Charterer that the Operator Services conforms to all requirements of this Agreement.  The Charterer shall have the right to make its own inspections and tests to verify that all the Operator Services are being properly performed and to reject and require rectification of any Operator Services not conforming to the requirements of this Agreement.  The Operator shall provide assistance requested by the Charterer for the carrying out of such inspections and tests.

8.6Any inspection or lack of inspection by the Charterer shall not in any manner relieve the Operator of any of its liabilities or obligations regarding the Operator Services.

9.operator AND CHARTERER PERSONNEL AND REPRESENTATIVES

9.1Operator Group Personnel

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(a)The Operator shall provide, itself or through other members of the Operator Group, all required personnel in sufficient numbers to perform the Operator Services safely and efficiently.

(b)The Operator shall assign only such personnel of members of the Operator Group to the Operator Services who are fully competent, experienced, qualified, trained, have all necessary physical capacities to perform the Operator Services, and are otherwise capable of properly performing the Operator Services.

(c)The Operator shall ensure that it assigns only such personnel of members of the Operator Group to the Operator Services who fulfil all requirements of Applicable Laws, Applicable Codes and Standards, relevant industry guidelines and norms (including having all required and current safety training and other certifications and labour hire standards).

9.2Charterer Representative and Operator Representative

(a)The Charterer shall notify the Operator of the appointment of the Charterer Representative, who shall have authority to act for and on behalf of the Charterer in all matters concerning this Agreement.  The Operator shall notify the Charterer of the appointment of the Operator Representative, who shall have authority to act for and on behalf of the Operator in all matters concerning this Agreement.  Neither the Charterer Representative nor the Operator Representative shall have the power to amend this Agreement or to relieve the Operator or the Charterer respectively from any of their obligations under this Agreement.

(b)The Charterer may change the Charterer Representative at any time and from to time, and shall notify the Operator of any such change.

(c)The Operator shall not change the Operator Representative without prior notification to and concurrence of the Charterer Representative, such concurrence not to be unreasonably withheld or delayed.

(d)The Charterer Representative or the Operator Representative may, by a notice to the other Party, (i) wholly or partially delegate specific duties to one or more other individuals; or (ii) appoint a substitute to act during any period of absence, provided that each such individual appointed by the Operator Representative shall be subject to the Charterer's prior approval.  Each individual to whom specific duties are so delegated shall have only the authority expressly provided for in the notice.

9.3Charterer Personnel

(a)The master of the FSO will follow the instructions of the Charterer's Representative with respect to Offloading, it being understood that:

(i)the Operator shall at all times be exclusively in operational control of the FSO (including  in connection with the mooring of cargo vessels and offtake tankers to the FSO); and

(ii)the master and ship's officers shall have the right to disregard any direction by the Charterer's Representative to load or Offload if, in their reasonable opinion, such direction from the Charterer's Representative would jeopardize the FSO, its master, officers or crew, cargo vessels and/or offtake tankers, the Crude Oil stored on the FSO or the environment, any other person, vessel or property.

(b)The Operator shall provide the Charterer with such information as the Charterer or the Charterer Representative may reasonably request regarding the operation and maintenance of the FSO, and shall permit the Charterer and the Charterer

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Representative (and/or the Charterer Site Representative) access at all times to all parts of the FSO and, during normal business hours, to the Operator's operating, maintenance and Personnel records, as well as records relating to all permits obtained relevant to the FSO.

(c)The Charterer's employees, representatives and invitees aboard the FSO shall have use of the FSO's communications equipment at all times, access to the meter/prover system at all times as well as the right, acting reasonably, to require the Operator to provide additional maintenance, repair and calibration as necessary to assure the accuracy of its measurements and access and full use of the petroleum analysis laboratory aboard the FSO.

(d)The Charterer's Personnel assigned to work aboard the FSO, together with their general duties and responsibilities, shall be agreed between the Parties one (1) month in advance of the anticipated Start Date. All other duties and responsibilities with regard to the FSO, its crewing and their responsibilities shall be those of the Operator, unless otherwise set forth in this Agreement.

9.4Key Personnel

(a)Schedule 3 - Key Personnel identifies positions in the Operator's organization for the Operator Services which shall at the FSO Ready for Sailaway be (i) filled by the Operator with named individuals designated as Key Personnel; or (ii) filled in due course by individuals who will, when appointed, also be Key Personnel.  The Operator shall submit résumés to the Charterer for the personnel nominated to be Key Personnel, and such nominations shall be subject to written approval by Charterer.

(b)Once the approved nominees are in place, those personnel shall remain in their positions for the durations set out in schedule 3 – Key Personnel.  The Operator shall not make changes to Key Personnel without the Charterer's prior written concurrence (such concurrence not to be unreasonably withheld).  The required written request for such concurrence shall include sufficient information to demonstrate, to the Charterer's satisfaction, that proposed replacement candidates are at least equally qualified and experienced as the individuals the Operator proposes to replace.  Such information shall include:

(i)detailed explanation and reason for the request; and

(ii)résumés of professional education and experience of each proposed replacement candidate (of whom there should be at least two).

10.DOWNTIME

10.1"Downtime" shall mean any period in which any of the following arise, unless the same arise as a direct result of any act solely of the Charterer:

(a)the FSO is unable to load and deliver Crude Oil into its storage tanks at the Customary Loading Rate; and/or

(b)the FSO, for whatever reason, is unable to store [*****] barrels; and/or

(c)the temperature of the Crude Oil in storage tanks is below the temperature required by the Technical Specifications for a period exceeding forty eight  (48) hours; and/or

(d)the FSO fails to remove such amount of water from the export stream delivered to the Export Tanker such that the BS&W component of the export stream delivered to the Export Tanker is in excess of [*****] by volume, provided that the Charterer complies with the Production Rate and Water Rate set out in the Technical Specifications; and/or

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(e)the FSO is unable to remove an average of [*****] per day from the Crude Oil over an average period of [*****] such that the produced water discharged from the slops tanks meets or exceeds requirements pursuant to Gabonese law (or MARPOL, if such requirements are more stringent); and/or

(f)an Offload (as defined in clause 12.5(c)) having begun, the FSO is unable to offload at a rate equal to or in excess of [*****].

In the event of Downtime the Operator shall use all reasonable endeavours to cure any cause of Downtime expeditiously and to the reasonable satisfaction of the Charterer.  In the event of any potential or prospective Downtime the Operator shall use all reasonable endeavours to avoid or prevent any such Downtime.  The Operator will promptly inform the Charterer of actual, potential or prospective Downtime and will keep the Charterer informed, and take account of the Charterer's input, in respect of the cure of any cause of Downtime.

Without prejudice to paragraph 2(a)(v) of schedule 1 – Operator's Obligations, the Operator will report to the Charterer not later than 30 September in each calendar year, and in relation to the next ensuing calendar year, any planned or expected downtime (whether or not the same constitutes Downtime), impact on operations and/or impact on exports.

In order to handle the produced water rates, the FSO must have two dedicated reception tanks, high and low stripping lines and two independent, fully coated, slops tanks.  The water will separate under gravity separation in the reception tanks and cargo tanks. The Operator will sample and test the contents of the cargo tanks on a daily basis and will, on a daily basis, inform the Charterer as to whether or not, and the rate at which, separation is occurring or if (and why) there is any failure to achieve separation. The Operator will use all reasonable endeavours to identify and resolve any deficiency in separation at zero cost to the Charterer. If an emulsion occurs in the reception tanks and leads to an inability to achieve the requirements set out in 2(a)(xxii) and/or 2(a)(xxiii) of schedule 1 – Operator's Obligations, any remedial action required may form the basis of a Change Order Proposal pursuant to clause 6.2.  Provided it is not as a result of an act or omission of the Operator, if the water does not separate under gravity separation in the reception tanks and cargo tanks Downtime shall not have occurred.

10.2Downtime shall occur notwithstanding the fact that maintenance or repairs are occurring (subject to clause 10.3(c))  but shall not occur when such maintenance or repairs are the result of the Charterer's (but not the Operator's) Wilful Misconduct.

10.3Downtime shall not occur:

(a)during any period when loading in accordance with the requirements of clause 10.1(a) is prevented by:

(i)the execution of a Change Order by the Charterer, or any other act or omission of the Charterer;

(ii)sea and weather conditions at the Site exceeding the survival design environmental condition of the FSO or the operating offloading condition specified in the guidelines set forth in the Terminal Handbook, or at the FSO master's reasonable discretion; or

(iii)an event of Force Majeure; or

(b)in respect of the first [*****] of the occurrence of Downtime arising pursuant to clause 10.1(c), provided the Operator has complied with its obligations in the first of the final three paragraphs of clause 10.1 and provided that should the occurrence of Downtime not be remedied within such [*****] period the calculation of Downtime for the purposes of clause 10.4 shall start from the time at which the occurrence of such Downtime first occurred, notwithstanding the six (6) hour period referred to in

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this clause 10.3(b) (and if the occurrence of Downtime is remedied within such [*****] period then Downtime shall not have occurred);

(c)in respect of a period of [*****] per calendar year (or pro-rata for part thereof) in respect of planned or unplanned maintenance of the FSO, provide the Operator has complied with its obligations to notify the Charterer of any planned maintenance in accordance with paragraph 2(a)(v),  schedule 1 – Operator's Obligations.  In the event that at the end of the calendar year in question planned or unplanned maintenance of the FSO has not occurred for a period of more than [*****], the Operator shall not be entitled to a credit or recognition of such unused days in the next or any following calendar years.

10.4In the event of Downtime for any of the reasons set forth in clause 10.1, but subject to clause 10.3, a "Downtime Damages Period" shall mean any calendar day, or a portion thereof, beginning after the date of issuance of the Fit to Receive Certificate during which Downtime occurs. During any Downtime Damages Period resulting from the Downtime under clause 10.1 the Charterer shall not be obliged to pay the Operator (and shall be entitled to withhold, as "Downtime Damages") the Operating Fee in respect of any Downtime which occurs. Downtime under clause 10.1 shall be calculated on an hourly basis with any Downtime rounded to the nearest quarter day (being a period of [*****]). The Charterer shall as soon as reasonably practicable notify the Operator of the occurrence of, and its estimate of the total amount of, Downtime incurred.

10.5The Parties shall, on 1 January and 1 July of each calendar year, reconcile the amount of actual Downtime applicable in respect of the preceding six (6) calendar month period and reconcile and adjust as necessary (via an invoice to be issued on the next Operating Fee Payment Date after performance of such reconciliation) any discrepancy between the Downtime (and therefore the Downtime Damages Period and Downtime Damages) with the sums otherwise paid by the Charterer.  Such reconciliation and adjustment shall be finalised and effected as soon as reasonably practicable after 1 January and 1 July, and in any event shall be carried out not later than 1 February and 1 July, respectively.

11.INSURANCE

11.1The Operator shall maintain in force from 00:01 London time on the Start Date and throughout the Term, insurance with first class underwriters on terms and conditions and with policy limits that are customary for operators of an FSO system in similar circumstances or as set out in this clause 11 to the extent that the Owner is not maintaining the same insurances under clause 17 of the Charter. The Operator's insurance shall include coverage of the following risks:

(a)Hull and Machinery Insurance covering, to the extent not covered by shiprepairers' liability, construction all risks and physical damage insurance, full collision liability, tower's liability, removal of wreck and debris, accident or hull damage (and as required, increased value) and war risks, for no less than the FSO system's value on "new for old" conditions;

(b)P&I insurance covering, subject to the conditions, warranties and exclusions set out in a mutual entry with an international group P&I club, crew and personal injury, removal of wreck excess to any coverage provided under the relevant Hull & Machinery coverage and oil pollution risk to the standard scope and limits of P&I insurance cover for a floating oil storage vessel, with pollution coverage of at least [*****]. Coverage shall include any commissioning and performance tests; and

(c)Third Party Liability Insurance covering, to the extent not covered by the P&I insurance, subject to the conditions, warranties and exclusions set out therein, any liability to third parties for direct damage or destruction of tangible property, including loss of use thereof and/or bodily injury, sickness or disease, including death,

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arising out of or in any way connected with the performance of this Agreement in an amount of not less than [*****] for any claim or series of claims arising out of any one incident. This insurance shall include a "cross liability" clause or "severability of interest" clause with respect to all insured parties.

The Operator shall also maintain any type and amount of insurance coverage that is from time to time required by any Applicable Laws. All certificates of insurance must be signed by a duly authorised representative of the insurance company or underwriters issuing the respective policy or policies of insurance. At the Charterer's request, the Operator shall furnish the Charterer with certificates in respect of all policies issued pursuant to this clause 11.1.    The Operator shall procure that its Subcontractors and suppliers maintain insurance of the types mentioned in clauses 11.1(a) to 11.1(c) above in relation to their respective activities, employees, marine craft, automobiles, and other property at the Site.

11.2The policies referred to in clause 11.1 shall include the Charterer and all members of the Charterer Group as additional insureds and shall include a waiver of subrogation in favour of the Charterer and all members of the Charterer Group. The Operator will ensure that the Operator's insurers and sub-contractors waive their rights of subrogation and recourse against the Charterer, all members of the Charterer Group, the Charterer's insurers, and its financers and sub-contractors to the extent the Operator has given such waiver.

11.3The Charterer, on behalf of itself and the Co-venturers, shall maintain in force from the date of issuance of the Fit to Receive Certificate throughout the Term, the following insurances with first class underwriters on terms and conditions and with policy risks and limits that are customary for charterers of an FSO System in similar circumstances. Reasonable deductibles are acceptable and shall be for the account of the Charterer:

(a)Physical Damage Insurance covering, subject to the conditions, warranties and exclusions set out therein, all of the Charterer's equipment including the Riser Systems with coverage limits of not less than the replacement value of all such property and equipment;

(b)Third Party Liability Insurance covering, to the extent not covered by the P&I Insurance, subject to the conditions, warranties and exclusions set out therein, any liability to Third Parties for direct damage or destruction of tangible property, including loss of use thereof, and/or bodily injury, sickness or disease, including death, arising out of or in any way connected with the performance of this Agreement in an amount of not less than [*****] for any claim or series of claims arising out of any one incident. This insurance shall include. a "cross liability" clause or "severability of interest" clause with respect to all insured parties; and

(c)Control or Well Insurance covering, subject to the conditions, warranties and exclusions set out therein, losses resulting from loss of well control including cost of control, redrilling / extra expense and subsequent seepage and pollution with coverage limits of not less than [*****] combined single limit any one occurrence.

11.4The Charterer shall also maintain any type and amount of insurance coverage that is from time to time required by any Applicable Laws. All certificates of insurance must be signed by a duly authorized representative of the insurance company or underwriters issuing the respective policy or policies of insurance. At the Operator's request, the Charterer shall furnish the Operator with certificates in respect of all policies issued pursuant to clause 11.3.

11.5The policies referred to in clause 11.3 shall include a waiver of subrogation in favour of the Operator and the Owner, its lenders and any of their respective Affiliates.

12.INDEMNITY AND LIABILITY

12.1[*****]

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12.2[*****]

12.3[*****]

12.4Intellectual property indemnity

Each of the Operator and the Charterer shall bear for its sole account and shall fully and effectually indemnify and hold the other harmless from and against all costs, claims, demands and liability which the other or its Group may incur arising from:

(a)the use by the indemnifying Party or its Group of any data, drawing, device or article; or

(b)the use by the other or its Group of any data, drawing, device or article furnished by the indemnifying Party or its Group,

which infringes or allegedly infringes the intellectual property rights of any person; and from and against all royalties or similar payments which the other or its Group may incur arising from the use by the other or its Group of any data, drawing, device or article furnished by the indemnifying Party or its Group.

12.5[*****]

12.6Consequential Damages

(a)Notwithstanding anything to the contrary in this Agreement, neither the Charterer nor the Operator shall be liable to the other, or to any member of the other's Group, for any special, indirect or consequential damages resulting from or arising out of this Agreement, including loss of use, loss of profit or anticipated profit, or revenue regardless of how caused and regardless of the negligence (whether sole, concurrent or otherwise) in whatever form of the Charterer or Operator, strict liability, unseaworthiness, unairworthiness, pre-existing conditions or any other theory of liability.

(b)The Operator shall release, protect, defend, indemnify and hold the Charterer and any member of the Charterer Group harmless for actions brought by any person or entity comprising the Operator Group in respect of such damages.

(c)The Charterer shall release, protect, defend, indemnify and hold the Operator and any member of the Operator Group harmless for actions brought by any person or entity comprising the Charterer Group in respect of such damages.

12.7Off-Specification

Notwithstanding anything to the contrary in this Agreement, if the Crude Oil does not, at the time of Offloading and as a result of the Operator's failure to comply with any of its obligations pursuant to paragraphs 2(a)(xxiv),  2(a)(xxv) or 2(a)(xxvi) of schedule 1 – Operator's Obligations, contain less than zero decimal point [*****] water by volume the Operator shall save, defend, indemnify and hold harmless the Charterer and each Co-venturer from and against any and all costs and/or claims arising in connection with the Crude Oil containing equal to or in excess of zero decimal point [*****] water by volume.  Any claim against the Operator pursuant to or in connection with this clause 12.7 must be notified to the Operator (in the form of a standard letter of protest or similar document) prior to the Export Tanker moving off station.

12.8Each member of the Operator Group and each member of the Charterer Group shall be entitled to enforce the provisions of this clause 12.

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13.FORCENK MAJEURE And COVID 19

13.1No loss or damage or delay in or failure of performance of either Party shall constitute default hereunder or give rise to any claims for damages if and to the extent that such loss, damage, delay or failure is caused by Force Majeure.

13.2In this Agreement "Force Majeure" means the effective occurrence of any act or event which is unforeseeable, insurmountable and beyond the reasonable control of and occurring without the fault or negligence of the Party affected thereby, and which renders such Party unable, wholly or in part, to comply with its obligations under this Agreement. Notwithstanding clause 13.1, Force Majeure shall not release either Party from any obligation to give a notice or make any payment (including, in particular, any payment of the Operating Fee) under this Agreement.

13.3Events which may, subject to clauses 13.2 and 13.4, be considered Force Majeure events shall include national or industry-wide strikes, lock-outs, acts of public enemy, wars whether declared or undeclared, blockades, insurrection, riots, epidemics or pandemics, landslides, lightning, earthquakes, fires, floods, tidal waves, civil disturbances, explosions, Third Party breakage or accident to machinery or pipelines, and the inability to obtain necessary material or supplies.

13.4Events which shall not be considered Force Majeure events shall include the following: (a) economic hardship; (b) changes in market conditions; (c) late delivery or failure of equipment provided by any of the members of Operator Group or the Charterer Group for performance of the Operator Services; (d) labour availability or strikes (except national or industry-wide strikes or lock-outs); (e) late delivery or shortage of materials, consumables, equipment, or utilities; (f) adverse climatic conditions (including rain, snow, wind, temperature, and other weather conditions), tides, and seasons, regardless of the magnitude, severity, duration or frequency of such climatic conditions (other than catastrophic storms or floods, named tropical storms, tornadoes, hurricanes, typhoons, cyclones, or tsunamis, as set forth above); or (g) non-performance or delay by any of the members of the Operator Group or the Charterer Group, unless such non-performance or delay is caused by Force Majeure.

13.5A  Party claiming relief on account of Force Majeure shall:

(a)as soon as practicable, but in any case not less than within seventy-two (72) hours of becoming aware of the Force Majeure event, give notice to the other Party detailing the circumstances of Force Majeure, how the event of Force Majeure has interrupted or prevented performance of its obligations, and estimating the likely duration of such Force Majeure; and

(b)take all reasonable action to mitigate the effects of the event of Force Majeure.

13.6In the event the Force Majeure event prevents the Operator from performing the Operator Services in the manner envisioned by this Agreement:

(a)the Operating Fee shall be payable in respect of the period for which the Force Majeure event is subsisting; and

(b)if such Force Majeure event continues for a period of ninety (90) consecutive days, the Charterer may terminate this Agreement in accordance with clause 16.3 below.

Covid-19

13.7At the date of this Agreement (i) each Party confirms it is able to perform its obligations under, and in accordance with, the terms of this Agreement.

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13.8The Parties agree that in the event a Party can establish the occurrence of (i) travel restrictions, (ii) restrictions or delays in international trade, (iii) the introduction by Governmental Authorities of restrictions or guidelines or (iv) other COVID19 related occurrences, in each case resulting from or caused by COVID19 and which in each case directly and adversely impacts upon the Operator Services or movement of Personnel directly involved in the Operator Services, then provided that (i) the impact on the Operator Services or movement of Personnel directly involved in the Operator Services is not as a result of an act or omission of the Operator or its subcontractors and (ii) the Operator has used all reasonable endeavours to take reasonable precautions in accordance with all prevailing guidance and all Applicable Laws, the same shall constitute Force Majeure within the meaning of and for the purposes of this clause 13 (subject to compliance by the Parties with the remaining provisions of this clause 13).  Without prejudice to the Parties' respective rights and obligations pursuant to this Agreement, the Parties agree to act in good faith and co-operate with each other, and any other contractors working on the project, to minimize the impact of any of (i) – (iv) in this clause 13.8 and to seek to implement additional appropriate measures under this Agreement.  Nothing in this clause 13.8 prejudices the Operator's obligations to comply with Applicable Laws and Applicable Codes and Standards nor does it prejudice the Operator's obligation to mitigate the effect of any of (i) – (iv) in this clause 13.8.

14.WAR

14.1The FSO shall not be required, without the consent of the Operator which consent shall not be unreasonably withheld, to proceed to or remain at the Site if the Site is identified in the Hull War, Strikes, Terrorism and Related Perils "Listed Areas" published by the Joint War Committee from time to time.

14.2For the purposes of clause 14.1, it shall be unreasonable for the Operator to withhold its consent to the FSO entering or remaining at Site if insurance against all risks referred to clause 14.1 above is commercially available from an international insurer or a Government programme.

15.LIENS

Neither the Operator nor any member of the Operator Group shall have any right, power or authority to create, incur or permit to exist over any property of the Charterer Group, (including on any Crude Oil aboard the FSO) any lien, charge or encumbrance.  If such lien, charge or encumbrance is incurred on any such property of the Charterer Group, Operator shall take all such steps as may be necessary to have such lien, charge or encumbrance released.

16.DEFAULT, TERMINATION AND SUSPENSIOn

16.1Charterer Event of Default

Each of the following events shall constitute a "Charterer Event of Default":

(a)the Charterer fails to pay any undisputed invoiced amount within [*****] Business Days of when payment is due under the relevant invoice from the Operator;

(b)the Charterer or any of the Co-venturers fails to provide the Charterer Performance Security to the Operator in accordance with the provisions of clause 21.1 herein or such Charterer Performance Security has expired, is terminated or otherwise ceases to be valid and enforceable provided that the Operator shall have first provided notice in writing and shall have provided the Charterer and/or any of its Co-venturers not less than [*****] to replace, or procure the replacement of, such Charterer Performance Security;

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(c)the Charterer breaches any of its material covenants, conditions, agreements, representations or obligations under this Agreement, but only to the extent that such breach has not been caused by a breach of any of the Operator's covenants, conditions, agreements, representations or obligations under this Agreement and provided that the same is not cured within a period of [*****] Business Days;

(d)the Charterer appoints a provisional liquidator or a liquidator enters into liquidation whether compulsory or voluntary (except in case of a voluntary winding-up solely for the purposes of reconstruction or amalgamation) or suffers the appointment of a receiver or administrative receiver over any of its property or assets or makes or agrees to any compromise, arrangement or moratorium with its creditors or is deemed unable to pay its debts or becomes the subject of administration proceedings or a petition seeking an administration order or analogous event in any jurisdiction;

(e)Owner terminates the Charter for a Charterer Event of Default (as such term is defined in the Charter); or

(f)the Charterer or any of its Affiliates is in breach of or fails to comply with the representations and obligations set out in clause 25 below.

16.2Operator Event of Default

Each of the following events shall constitute an "Operator Event of Default":

(a)the Operator breaches any of its material covenants, conditions, agreements, representations or obligations under this Agreement and has failed to remedy such breach within [*****] Business Days of receipt of written notice from the Charterer;

(b)the Operator appoints a provisional liquidator or a liquidator enters into liquidation whether compulsory or voluntary (except in case of a voluntary winding-up solely for the purposes of reconstruction or amalgamation) or suffers the appointment of a receiver or administrative receiver over any of its property or assets or makes or agrees to any compromise, arrangement or moratorium with its creditors or is deemed unable to pay its debts or becomes the subject of administration proceedings or a petition seeking an administration order or analogous event in any jurisdiction;

(c)the Operator, or any of its Affiliates, is in breach of or fails to comply with the representations and obligations set out in clause 25 below;

(d)Charterer terminates the Charter for an Owner Event of Default (as such term is defined in the Charter); or

(e)the Operator fails to provide the Operator Performance Security in accordance with clause 21.2 herein or such Operator Performance Security has expired or is terminated or otherwise ceases to be valid and enforceable (in the case of the latter, replacement Operator Performance Security not being provided within [*****]).

In the event of an Operator Event of Default the Operator shall use all reasonable endeavours to cure such Operator Event of Default expeditiously and to the reasonable satisfaction of the Charterer.  The Operator will promptly inform the Charterer of an actual, potential or prospective Operator Event of Default and will keep the Charterer informed, and take account of the Charterer's input, in respect of the cure of any Operator Event of Default.

16.3In case of:

(a)an Operator Event of Default, the Operating Fee will cease to be payable by the Charterer with immediate effect on and from the occurrence of the Operator Event of Default and for the period for which the Operator Event of Default is continuing

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and the Charterer shall notify the Operator in writing of the default (but a failure to notify of the default shall not prejudice the Charterer's rights not to pay the Operating Fee to the Operator). The Operator shall, subject to any specific cure periods set out in clause 16.2, thereafter have [*****] days to remedy the default failing which the Charterer may (but shall not be obliged to) terminate the Charter by providing the Operator [*****] days' written notice of termination; and

(b)a  Charterer Event of Default, the Operator shall notify the Charterer in writing of the default. The Charterer shall, subject to any specific cure periods set out in clause 16.1, thereafter have [*****] days to remedy the default failing which the Operator may (but shall not be obliged to) terminate the Charter by providing the Charterer [*****].

16.4Consequences of Termination for Operator's Event of Default

(a)In case of termination in accordance with clause 16.2 above for an Operator's Event of Default, then:

(i)the Charterer shall be entitled, at its sole option, to instruct the Operator (and/or the Owner pursuant to the Charter, if applicable) to cease operations, and demobilize the FSO, after the Charterer has removed all pumpable hydrocarbons, and any other Charterer property from the FSO.  Notwithstanding clause 5.2, the Operator shall be required to carry out the Decontamination Works, De-mucking Works and the FSO Decommissioning, and demobilize the crew, at its own cost; and

(ii)the Operator shall  (i) cease operations as instructed by Charterer, (ii) cooperate with the Charterer to assign to the Charterer subcontracts and purchase orders as required by the Charterer or as it may direct, and (iii) transfer any sums already paid by the Charterer to the Operator pursuant to clause 6.5(a) as well as all logbooks, classification certificates, manuals and other essential documents related in any way to the FSO's design, engineering, construction, operation and maintenance as directed by the Charterer.

(b)In the event the Charterer terminates this Agreement for an Operator Event of Default then the Charterer shall be deemed to have terminated the Charter (without prejudice to all accrued rights and obligations, including pursuant to clause 28 thereof).    The Operator's liability under this clause 16.4 is in addition to any other liability provided for in this Agreement and the Charterer shall have the right and authority to set off any such liability against amounts otherwise due from the Charterer to the Operator.  The Charterer shall act reasonably to mitigate any costs it might incur in connection with any termination for an Operator's Event of Default.  In the event of a termination for an Operator's Event of Default, the Charterer shall be entitled to any and all damages, losses, costs, and expenses incurred by the Charterer arising out of or resulting from such Operator's Event of Default.

Termination for Convenience and Other Matters

16.5In the event that the Charterer terminates the Charter for its convenience under clause 27.7 of the Charter, this Agreement shall terminate automatically at the same time as the termination of the Charter and the Charterer shall pay Operator for all Operator Services satisfactorily performed up to the effective date of such termination.  Upon such termination, the Operator shall immediately discontinue the Operator Services and promptly make every reasonable effort to procure cancellation upon terms satisfactory to the Charterer of all subcontracts to the extent they relate to the performance of the Operator Services and otherwise mitigate, to the extent reasonably possible, all costs associated with such termination, except as otherwise directed by the Charterer.    [*****]. The Operator shall

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be required to carry out the Decontamination Works, the De-mucking Works and the FSO Decommissioning, and clause 5.2 shall apply.

16.6If the FSO becomes a Total Loss, this Agreement will terminate with immediate effect from the date Total Loss is declared and no amounts shall be payable by the Charterer to the Operator except amounts attributable to any period prior to the effective date of such termination.

16.7In the event that the Charterer terminates the Charter under clause 26.6 of the Charter, this Agreement shall terminate automatically at the same time as the termination of the Charter.

16.8Suspension

(a)The Charterer may, for any reason, at any time and from time to time, suspend the performance of the Operator Services or any part thereof by notice in writing to Operator.  Upon receipt of such notice of suspension from the Charterer, the Operator shall suspend the performance of the Operator Services, or the applicable part thereof, for such time or times and in such manner as set forth in such notice and shall take reasonable steps to minimize any costs associated with such suspension.  During any such suspension, and unless otherwise instructed by the Charterer, the Operator shall during any suspension maintain its Personnel on or near the Site and otherwise be ready to proceed expeditiously with the Operator Services upon receipt of the Charterer's further instructions.

(b)If suspension ordered by the Charterer is as a result of a material breach by the Operator to comply with its obligations pursuant to schedule 1 – Operator's Obligations:

(i)no payments shall be due from the Charterer to the Operator for the Operator Services so suspended or in respect of any claims incurred by Operator as a result of the suspension;

(ii)there shall be no adjustment of the time schedule for performance of the Operator Services; and

(iii)the Operator shall reimburse all direct and reasonable documented costs incurred by the Charterer as a result of the suspension.

(c)Upon receipt of the Charterer's notice to resume the Operator Services, the Operator shall resume performance of the Operator Services, and in accordance with the time schedule for such resumption set out in the notice.  In no event shall the Operator be entitled to any additional profits or damages as a result of such suspension.

16.9The remedies provided in this clause 16 are in addition to and without limitation of the rights and remedies available to the Parties arising in law, contract, tort or otherwise.

17.PERMITS AND LAWS

17.1Each of the Parties shall, with all reasonable assistance from the other,  and at its own cost and expense, secure and maintain all Permits, licences, certifications, and any other similar authorizations that are or may be required in connection with the operation of the FSO,  pay all inspection or other fees pertaining thereto, make all deposits, and shall furnish all bonds lawfully required by proper authorities (and in the case of the Operator, in accordance with the Permit Matrix). The Charterer shall provide all necessary Gabonese Government authorizations and permits for the FSO to operate at the Field, and the Operator shall provide all reasonable assistance in obtaining the same.

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17.2Subject to Clause 6.7, the Operator will, during the Term, comply with and abide by all Applicable Laws, insofar as the same may be applicable to the Operator's performance under this Agreement, including all rules and regulations now existing or that may hereafter be promulgated under and in accordance with any such Applicable Laws.

18.SAFETY

18.1The Operator shall be responsible for safety related to and during the operations of the FSO, to protect the FSO, workers, the public and all other people, on or about the FSO, and the property of Third Parties, and shall comply with the HSE Requirements.  Operator shall also develop safe work procedures, perform safety analyses and inform all persons working on the FSO of safety hazards. The Operator must, at its own expense, modify its method of work, if necessary, to work safely.

18.2The Operator shall, and shall cause that all of its Subcontractors and its Subcontractors' Personnel shall, respect and at all times comply with the Charterer's health, safety, security or environmental policies and requirements in connection with the performance of the Operator's obligations under this Agreement, and perform the obligations under this Agreement such that no acts or omissions by the Operator cause the Charterer to be in breach of the Charterer's health, safety, security or environmental policies and requirements.

18.3The Operator shall, and shall cause that all of its Subcontractors shall, respect and at all times comply with the Charterer's health, safety, security or environmental policies and requirements in connection with the performance of its obligations under this Agreement.

18.4The Charterer may, at its cost and following reasonable notice to the Operator, carry out regular audits of the Operator's and its Subcontractors' safety management systems and compliance with the Charterer's health, safety, security or environmental policies and requirements, and shall give the Operator copies of the audit reports.  As soon as reasonably practicable after the provision of the audit reports, and in any event within ten (10) Business Days, the Operator and the Charterer will meet to discuss the audit findings and formulate an agreed action and/or remediation plan (including timelines for remediation).  The Operator shall, as soon as reasonably practicable but in any event within one (1) month of such meeting, have effected all matters set out in the agreed action and/or remediation plan (where the timeline for remediation falls within that one (1) month period) or have provided, or provide, the Charterer with a proposal for remediation in respect of those matters set out in the agreed action and/or remediation plan (where the timeline for remediation is beyond that one (1) month period).

18.5The Operator shall ensure that all work and items used in operating the FSO, whether purchased, rented or otherwise provided by the Operator, are maintained in a safe, sound and good condition and are capable of performing the functions for which they are intended.

18.6The Operator shall provide and maintain at its own cost all lights, buoys, navigation lights and markers and watchkeeping when and where necessary or required by any duly constituted authority for the protection of the FSO or for the safety or convenience of the public and others.

18.7The use or possession of firearms, illegal drugs, alcohol and contraband is prohibited on the FSO and the Operator shall not allow any employee who possesses a firearm or is under the influence of an intoxicating or illegal substance to perform work under this Agreement. The Operator shall not allow any employee who is carrying a firearm or has tested positively for substance abuse within a reasonable period of time before or at any time during the performance of work under this Agreement, to perform any work hereunder without the Charterer's prior written approval.

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18.8If at any time a Party or its subcontractors breach the Charterer's health, safety, security or environmental policies and requirements, the other Party may by written notice to the breaching Party require that the breaching Party submit, within seven (7) days of the other Party's notice, a detailed remedial action plan for approval by the other Party, setting out the measures the breaching Party proposes to implement to:

(a)cure any breach of Charterer's health, safety, security or environmental policies and requirements; and

(b)mitigate any damage caused by such breach,

and the breaching Party shall, following the approval of the plan by the other Party under this clause 18.8, implement the measures set out in such plan or otherwise agreed with the other Party within such period required by the other Party (acting reasonably).

19.RELATIONSHIP BETWEEN THE PARTIES

The Operator is and shall be at all times an independent contractor. Under no circumstances will the Operator or any member of the Operator Group be considered an agent or employee of the Charterer. The Operator shall have no authority to commit or bind the Charterer or any of its subsidiaries or Affiliates. Except as otherwise provided herein, the Charterer shall have no power or authority to direct, supervise or control the Operator with respect to means, manner or method of performance of the services rendered hereunder, and the Operator, in the exercise of its independent employment and as an independent contractor, shall select the means, manner and method of performance thereof.

20.CONFIDENTIAL INFORMATION

20.1The Parties shall not, and shall ensure that their employees, agents, representatives and subcontractors (including the Subcontractors in the case of the Operator) shall not and, in the case of the Charterer, that the Co-venturers shall not, use for purposes other than for the fulfilment of terms under this Agreement nor exchange or divulge to any third party, any information obtained in the conduct of, or by reason of, the services under this Agreement.

20.2This clause 20 will not require a disclosee to maintain confidentiality in respect of information:

(a)which at the date of its disclosure to the disclosee is public knowledge or which subsequently becomes public knowledge other than by any act or failure to act on the part of the disclosee or its Affiliates or any of their officers or employees; or

(b)which is already known to the disclosee as evidenced by its written record and was not acquired directly or indirectly from the discloser; or

(c)which is at any time after the date of this Agreement lawfully acquired by the disclosee from any third party which is rightfully in possession of it and is not bound by an obligation of confidentiality or good faith in respect of it; or

(d)which is required to be disclosed by law or by a court of competent jurisdiction; or

(e)disclosed to any Affiliate or to any sub-contractor or employee working as a member of staff of such Affiliate or sub-contractor on a "need to know" basis for the purpose of this Contract, in which event the Party concerned shall be responsible for ensuring the maintenance of confidentiality by such Affiliate, sub-contractor or employee; or

(f)disclosed to any outside professional consultants or any bank,  financial institution or other entity who may be giving financial advice to it or from whom it is seeking, or

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who is advising it in the obtaining of finance, upon obtaining a similar undertaking of confidentiality but excluding the terms contained in this clause 20.2(f); or

(g)disclosed to any of its auditors, professional tax or legal advisers; or

(h)disclosed to any of the Co-venturers as required; or

(i)disclosed to a bona fide proposed assignee (direct or indirect) of the Charterer's or a Co-venturer's interest in the Field; or

(j)to the extent required by any Government Authority or the rules or regulations of any recognised stock exchange.

20.3In the cases set out in clauses 20.2(d) and 20.2(j) above, the disclosee shall (only if permitted by Applicable Laws or the rules or regulations of any recognised stock exchange)  provide prompt written notice to the disclosing Party prior to making any such disclosure, which notice shall include details of the proposed form, nature and purpose of such disclosure so that the disclosing Party may seek a protective order, injunction or other appropriate remedy, with reasonable assistance (if practicable and legally permissible) from the disclosee. Save to the extent that disclosure of the confidential information set out in clauses 20.2(d) and 20.2(j) above is the result of negligence, misconduct or breach of the disclosee, the cost of obtaining a protective order, injunction or other appropriate remedy shall be at the disclosing Party's sole cost and expense.

Neither Party shall disclose the making of this Agreement or its terms or the existence or the terms of any other agreement referred to in this Agreement and each Party shall procure that each of its Affiliates shall not make any such disclosure without the prior consent of the other Party unless such disclosure is required pursuant to the rules or regulations of any recognised stock exchange (in which case clause 20.2(j) will apply).

21.guarantee

21.1Upon signature of this Agreement, and as a condition for the Operator's obligation to provide the Operator Services hereunder to the Charterer, the Charterer shall in relation to the Charterer's obligations pursuant to this Agreement procure the issue to the Operator by each Co-venturer holding a paying interest in the Field or an Affiliate of such Co-venturer on its behalf (in each case by an entity with a credit standing reasonably acceptable to the Operator), in respect of such Co-venturer's paying interest in the Field and given on a several (as opposed to joint and several) basis, in each case substantially in the form set out in schedule 6 -  Form of Guarantee ("Charterer Performance Security") and in the following proportions:

(a)VAALCO Energy, Inc. as to sixty three decimal point five seven five per cent (63.575%);

(b)Addax Petroleum Holdings Ltd as to thirty three decimal point nine per cent (33.9%); and

(c)PetroEnergy Resources Corporation as to two decimal point five two five per cent (2.525%).

21.2Upon any assignment of this Agreement in accordance with the terms of this Agreement, the Operator shall as a condition of the effectiveness of such assignment furnish to the Charterer (or shall procure the provision of) the Operator Performance Security.

22.LIMITATION OF LIABILITY

22.1The total aggregate liability of the Operator to the Charterer arising out of or in connection with this Agreement, in respect of all claims, loss, liabilities, indemnities, fines, penalties

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and similar charges, payments and damages of every kind and nature shall not exceed in aggregate [*****] regardless of cause including the negligence or breach of duty (statutory or otherwise) of the Operator and the Charterer shall indemnify, defend and hold harmless the Operator for all amounts in excess thereof.

22.2The total aggregate liability of the Charterer to the Operator arising out of or in connection with this Agreement, in respect of all claims, loss, liabilities, indemnities, fines, penalties and similar charges, payments and damages of every kind and nature shall not exceed in aggregate [*****] regardless of cause including the negligence or breach of duty (statutory or otherwise) of the Charterer and the Operator shall indemnify, defend and hold harmless the Owner for all amounts in excess thereof.

22.3The provisions of this clause 22 shall not apply to the payment of the Operating Rate or any other fees payable by the Charterer under this Agreement, in respect of the provisions set out in clause 12, in respect of fraud or fraudulent misrepresentation or in respect of the sums payable or not payable (as the case may be) pursuant to clause 10.

23.REPRESENTATIONS AND WARRANTIES

23.1The Operator represents and warrants to the Charterer continuously throughout the term of this Agreement that:

(a)[*****];

(b)all authorisations approvals and consents of, and filings or registrations with, any Governmental Authority or regulatory authority or agency, as are at the Start Date necessary for the execution, delivery or performance by the Operator of this Agreement and for its legality, validity, or enforceability, will have been obtained at such date and thereafter will be maintained until the expiration or termination of this Agreement; provided, however, until the termination of this Agreement;

(c)the execution, delivery and performance of this Agreement is not in contravention of laws applicable to the Operator or the constitutional documents of the Operator or any mortgage, indenture, contract, agreement or undertaking to which the Operator is a party or by which the Operator may be bound;

(d)there is no pending or threatened litigation or claim which would materially impair the Operator's ability to perform its obligations under this Agreement;

(e)each member of Operator Group is, and will remain, well able and qualified, registered, accredited and licensed to the extent required by Applicable Laws and Applicable Codes and Standards to perform the Operator Services in accordance with this Agreement;

(f)all Operator Services shall be performed carefully, skilfully, diligently and efficiently in accordance with Good Industry Practices and the other requirements of this Agreement;

(g)performance of all Operator Services shall be in full compliance with all Applicable Laws and Applicable Codes and Standards; and

(h)the service it undertakes will be performed in a diligent and workmanlike manner,  that it will furnish competent Personnel and that the Operator shall use its judgment to effect day-to-day operating decisions, conducting its operations and performing all of its duties hereunder in accordance with Good Industry Practices.

23.2The Charterer represents and warrants to the Operator that:

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(a)the Charterer is duly organised and in good standing under the laws of the Gabonese Republic and has all requisite power and authority and has taken all corporate action required to execute, deliver and perform its obligations under this Agreement;

(b)the execution, delivery and performance of this Agreement is not in contravention of laws applicable to the Charterer or the constitutional documents of the Charterer or any mortgage, indenture, contract, agreement or undertaking to which the Charterer is a party or by which the Charterer may be bound;

(c)there is no pending or threatened litigation or claim which would materially impair the Charterer's ability to perform its obligations under this Agreement; and

(d)each member of the Charterer Group is, and will remain, well able and qualified, registered, accredited and licensed to the extent required by Applicable Law and Applicable Codes and Standards to perform its obligations in accordance with this Agreement.

23.3Each of the Operator and the Charterer agrees to furnish the other, at the other's request, evidence of the due authorization and execution of this Agreement (and any guarantees to be furnished by it pursuant to clause 21), as the other may reasonably request.

24.SUBCONTRACTING and assignment

24.1The Operator shall satisfy itself before entering into any subcontract that the intended Subcontractor has and will be able to maintain the required skilled workforce and other resources to be able duly to fulfil its obligations under the subcontract.  On or immediately after the execution of this Agreement the Operator shall provide the Charterer with a list of proposed Subcontractors for the Charterer's approval, acting reasonably.

24.2The Operator must obtain the Charterer's prior written approval for any further subcontracting proposed by the Operator, and for any proposed changes to subcontracting arrangements already approved by Charterer pursuant to clause 24.1.  The Operator shall not subcontract (i) the whole performance of the Operator Services; or (ii) any significant part of the Operator Services.  The Charterer shall review and approve or reject any such proposed additional subcontracting and changes.  The Charterer's approval or rejection of any proposed subcontracting or changes to previously approved subcontracting arrangements shall not be the basis for any Change Order or any claim for additional remuneration or time schedule adjustment (if and as applicable).

24.3Any subcontracting of parts of the Operator Services by the Operator shall not relieve the Operator of full responsibility for all of the Operator Services, including the subcontracted portion.  It is entirely the Operator's own responsibility to ensure that it has appropriate arrangements with all Subcontractors to ensure fulfilment of all the Operator's duties, responsibilities, and obligations under this Agreement.  Any failure of a Subcontractor to perform shall be considered for all purposes to be a failure of the Operator to perform, and the Operator shall remain fully liable for (i) any defects in Operator Services performed by Subcontractors; (ii) any acts or omissions of Subcontractors; and (iii) subject to clause 12, any and all damages or injuries caused by Subcontractors or arising out of their performance in relation to this Agreement.

24.4The Operator shall ensure that subcontracts contain all relevant provisions, mutatis mutandis, of this Charter, and that the Charterer's rights are not limited by any provision in, or omission of any relevant provision from, a subcontract.  All subcontracts shall clearly stipulate that the Operator is acting for itself as principal and not in any way jointly with or as agent for Charterer.  Except to the extent this Agreement expressly provides otherwise, no subcontract shall create a contractual relationship between the Charterer and the Subcontractor.

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24.5Without affecting clause 26.1 the Charterer shall have the right to assign (including by way of security) any rights or obligations under this Agreement with the prior written consent of the Operator, which is not to be unreasonably withheld, conditioned or delayed.  The Operator shall not have the right to assign any rights or obligations under this Agreement.

24.6Notwithstanding clause 24.5, the Operator shall use reasonable endeavours to assign this Agreement to an Affiliate entity established and registered in the Republic of Gabon on or prior to 1 August 2022.  The Charterer reserves the right, as a result of such assignment and with effect from such assignment, to require replacement Operator Performance Security.

25.ANTI-CORRUPTION, CONFLICT OF INTEREST AND SANCTIONS

25.1For the purposes of this clause 25 the following terms shall have the following meanings:

"Failing Party" shall mean the Party that fails to comply with the obligations set out in this clause 25;

"Sanctioned Entity" shall mean a person who is designated pursuant to any Applicable Laws, as subject to trade and economic sanctions, prohibitions or restrictions; and

"Sanctioned Transaction" shall mean a transaction which is prohibited or restricted by, or which may expose the Operator Group, the Charterer Group or the FSO to trade and economic sanctions, prohibitions or restrictions under any Applicable Laws.

25.2In the performance of this Agreement:

(a)each Party warrants that it shall, and shall ensure that its Personnel and subcontractors, strictly comply with general business ethics; and

(b)the Operator warrants that it shall and shall ensure that its Personnel and subcontractors (including the Subcontractor) strictly comply with the Code of Business Conduct and Ethics policy.

25.3Each Party further warrants that it, its Affiliates, its Personnel and its subcontractors (including the Subcontractor in the case of the Operator) have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or indirectly through any person or entity, to or for the use or benefit of any public official or any political party or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a) any Applicable Laws, including the Foreign Corrupt Practices Act 1977 (US) or the Bribery Act 2010 (UK); or (b) the laws of the country of incorporation of such entity or such entity's ultimate parent company or of the principal place of business of such ultimate parent company.

25.4The Operator shall ensure that all subcontracts entered under this Agreement shall contain warranties and representations reflecting this clause 25.

25.5Each Party shall upon the written request of the other Party, provide a written statement confirming that it has complied with all the requirements of this clause 25.

25.6Each Party shall immediately report to the other Party any act or omission which may be seen as a breach of this clause 25. In such instances the relevant Party shall give the other Party access to all documents which in the relevant Party's sole opinion may be relevant to determine whether such a breach has occurred.

25.7Each Party warrants, represents and undertakes on a continuing basis that:

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(a)neither it nor any of its Affiliates is or will be a Sanctioned Entity; and

(b)entry into and performance of this Agreement is not and will not be a Sanctioned Transaction.

25.8Each Party shall comply with all Applicable Laws in performing this Agreement and:

(a)shall not use the compensation received under this Agreement for any Sanctioned Transaction;

(b)shall ensure that any surplus items from the FSO which, with the consent of the other Party are disposed of by such Party, are not sold, transferred, released, exported, provided or used by such Party, or any person with whom such Party directly contracts, for the purpose of or in any activity which is or would constitute a Sanctioned Transaction;

(c)shall communicate the conditions of this clause 25.8 in writing to any direct purchasers, transferees or users of items from the FSO disposed of by such Party under this Agreement.

25.9Failure to comply with the obligations set out in this clause 24 shall be a breach of a material obligation under this Agreement. In the event either of the Parties is a Failing Party, the non-breaching Party shall be entitled to:

(a)cease all payments to the Failing Party until such obligations are fulfilled;

(b)terminate this Agreement in accordance with clause 16; and

(c)be indemnified by the Failing Party for all claims, damages, losses, penalties, costs and expenses suffered by the other Party arising out of or related to any breach of this clause 25 by the Failing Party; provided, however, that termination by the Operator of a subcontractor (including the Subcontractor) and, to the extent necessary to fulfil the Operator's obligations hereunder, the procurement of a replacement subcontractor/Subcontractor, shall cure any failure by the Operator to comply with its obligations under this clause 25 resulting from the acts or omissions of a subcontractor/Subcontractor.

26.MISCELLANEOUS

26.1All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

26.2This Agreement may be executed in one or more counterparts, including by electronic .pdf, which, taken together, shall constitute one original document.

26.3Except as specifically provided herein to the contrary, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than the Parties hereto or their permitted assigns.

26.4The making, execution, and delivery of this Agreement by the Parties hereto have been induced by no representation, statements, warranties or agreements other than those herein expressed or set forth in the attached appendices, annexes, exhibits or schedules. This Agreement, its appendices, annexes, exhibits or schedules and the other documents executed in connection herewith, embody the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof.

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26.5No failure by either Party at any time, or from time to time, to enforce or require the strict keeping and performance of any of the terms or conditions of this Agreement, or to exercise a right hereunder, shall constitute a waiver of such terms or conditions.

26.6If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid and unenforceable provision as may be possible and be legal, valid and enforceable.

26.7Termination of this Agreement, regardless of cause, shall not relieve either Party of its obligations and limitations arising from or incidental to this Agreement accruing prior to its termination including each Party's indemnification obligations hereunder.

26.8Save for in respect of clauses 7 and 11 (which each member of the Charterer Group and the Operator Group, as applicable, shall be entitled to enforce) and clause 12 (which each member of the Charterer Group shall be entitled to enforce),  no provision of this Agreement is intended by the Parties to be construed as creating any right(s) enforceable by a third party by virtue of the Contracts (Rights of Third Parties) Act 1999 and all third party rights implied by law are, to the extent permissible by law, excluded from this Agreement.  Notwithstanding this clause 26.8, this Agreement may be rescinded, amended or varied by the Parties without notice to or the consent of any person who is not a Party even if, as a result, that person’s right to enforce a term of this Agreement may be varied or extinguished.  The rights of any non-Party shall be subject to such person’s written agreement to comply with the provisions of this clause 26.8 in respect of all matters relating to such rights.

26.9This Agreement shall not be amended or modified, nor shall any condition herein specified be waived, absent a written instrument executed on behalf of the Parties.

27.NOTICES

27.1Notices or other communications required to be given by either Party pursuant to this Agreement shall be written in English and delivered personally, sent by courier, sent by mail or sent by email to the address of the other Party set forth in clause 27.2, or to such other address as may from time to time be designated by the other Party through notification of such Party. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(b)notices given by mail shall be deemed effectively given on the seventh day after the day mailed (as indicated by the postmark) by registered airmail, postage prepaid, or the third day after delivery to an internationally recognized courier service;

(c)notices given by email shall be deemed effectively given on the date sent, if such date is a Business Day (in the country to which the notice is sent).  If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent.  Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email.

27.2Except as otherwise provided in clause 27.1, the Parties shall give all notices and send all invoices and communications under this Agreement to:

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If to the Operator:

World Carrier Offshore Services Corp.

Agiassou 34 Vrilissia

Athens, 15235 Greece

Attention:

Email:

With copy to:

Attention: Legal Counsel

Email:

Attention: Operations Manager

Email:

If to the Charterer:

VAALCO Gabon SA

9800 Richmond Avenue – Suite 700

Houston, Texas 77042 USA

Attention: Chief Executive Officer

Email:

With copy to:

Attention: General Counsel

Email:

Attention: Gabon Operations

Email:

28.GOVERNING LAW AND ARBITRATION

28.1This Agreement shall be governed by and construed in accordance with English law.

28.2Subject to clause 5.4 above, any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 28.2.  The arbitrators shall be entitled to give interlocutory orders and/or give rulings on an agreed set of facts and/or a preliminary point of law at the request of either Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of

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that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14)  days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14)  days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement.

The Operator agrees, and shall procure that each of its Affiliate agrees, that any Affiliate of the Operator may be joined to any proceedings under this Agreement and/or proceedings consolidated, in each case in respect of any claim pursuant to the Charter.

The arbitrators' award shall be final and binding upon both Parties and may be enforced in any court having jurisdiction in respect thereof.

The arbitration shall be conducted in the English language.

28.3The arbitrators shall determine which Party shall bear the expenses of the proceedings, or the proportion of such expenses which each Party shall bear.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day, month and year first written above.

OPERATOR:	CHARTERER:
WORLD CARRIER OFFSHORE SERVICES CORP.	VAALCO GABON SA
By: /s/ George Fragkistas	By: /s/ George Maxwell
Name: George Fragkistas	Name: George Maxwell
Title: Chief Executive Officer	Title: Chief Executive Officer

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schedule 1
OPERATOR'S OBLIGATIONS

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schedule 2
RESPONSIBILITY MATRIX

38

schedule 3
KEY PERSONNEL

39

schedule 4
Health, Safety and Environmental Requirements

40

schedule 5
CODE OF BUSINESS CONDUCT AND ETHICS

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schedule 6
FORM OF GUARANTEE

Operator Performance Security

Deed of Guarantee and Indemnity [Operator or Affiliate] and [Charterer]
in respect of Operating Agreement
_____________ 2021

THIS DEED OF GUARANTEE AND INDEMNITY is made as a deed on __________________ 2021

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between:

(1)[OPERATOR or AFFILIATE], a company incorporated in [] and having its principal office at [] (the "Guarantor"); and

(2)[CHARTERER], a company incorporated in [] and having its principal office at []  (the "Beneficiary"),

each a "Party" and together the "Parties".

recitals

(A)The Beneficiary has, on the same date as this Deed of Guarantee and Indemnity, entered into an Operating Agreement with [Operator] (Operator) in respect of the operation and maintenance of an FSO on the Field (Operating Agreement).

(B)[VAALCO] is the operator of the Field on behalf of the Co-venturers, pursuant to the Etame Marin JOA.

(C)The Beneficiary has agreed to enter into the Operating Agreement subject to the Guarantor agreeing to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations as set out in clause 2.

(D)The Guarantor is [the [ultimate] parent company of the Operator] and has agreed (it being in its best commercial interests to do so) to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations.

the parties agree as follows:

1.INTERPRETATION

1.1In this Deed of Guarantee and Indemnity, unless otherwise defined or provided for in this Deed of Guarantee and Indemnity, words and expressions shall have the following meanings:

"Affiliate" means, in relation to a person, a company, partnership or other legal entity which controls, is controlled by, or which is under common control with, that person, and "control" means the ownership, directly or indirectly, of fifty per cent (50%) or more of the voting rights in a company, partnership or other legal entity;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Charter" has the meaning given to it in the Operating Agreement;

"Co-venturer" has the meaning given to it in the Operating Agreement;

"Default Rate" means US Dollar LIBOR plus seven per cent (7%);

"Etame Marin JOA" has the meaning given to it in the Operating Agreement;

"Field" has the meaning given to it in the Operating Agreement;

"FSO" has the meaning given to it in the Operating Agreement;

"Guaranteed Obligations" has the meaning given in clause 2;

"Operating Agreement" has the meaning given to it in Recital (A); and

"US Dollar LIBOR" has the meaning given to it in the Operating Agreement.

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1.2In this Deed of Guarantee and Indemnity, unless otherwise specified:

(a)clause headings shall not affect the interpretation of this Deed of Guarantee and Indemnity;

(b)a reference to a "company" shall include any company, corporation or other body corporate, wherever and however incorporated or established, a partnership, a  joint venture and unincorporated association;

(c)the words "include",  "includes",  ''including" "inclusive of'' shall mean "including but not limited to";

(d)a  "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(e)reference to "clauses" are to clauses of this Deed of Guarantee and Indemnity;

(f)"writing" means typed text or legible manuscript text (including by e-mail);

(g)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(h)reference to a legal or regulatory provision or standard is to be construed as a reference to that legal or regulatory provision or standard as the same may have been amended or re-enacted before the date of this Deed of Guarantee and Indemnity;

(i)reference to any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

(j)a reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Deed of Guarantee and Indemnity under that statute or statutory provision;

(k)reference to the time of day is reference to time in London, England;

(l)unless the context otherwise requires, references to documents and agreements shall be construed as references to those documents or agreements as may have been or are amended, supplemented, novated or superseded from time to time; and

(m)a  reference to a Party shall include that Party's successors and permitted assigns.

2.GUARANTEE

2.1The Guarantor (as a primary obligor and not merely as a surety) at the request of the Beneficiary hereby irrevocably and unconditionally guarantees to the Beneficiary:

(a)the due and punctual performance and observance by the Operator of all of its obligations under the Operating Agreement; and

(b)the due and punctual payment to the Beneficiary by the Operator of all amounts which the Operator is or shall become obliged to pay to the Beneficiary under the Operating Agreement,

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(together the Guaranteed Obligations).

2.2If the Operator fails to pay or perform in full and on time any of the Guaranteed Obligations, the Guarantor irrevocably and unconditionally undertakes that it shall immediately on demand pay or perform the Guaranteed Obligations as if it were the principal obligor.

2.3The Guarantor irrevocably and unconditionally agrees with the Beneficiary that, if for any reason, any amount claimed under this Deed of Guarantee and Indemnity is not recoverable on the basis of a guarantee, the Guarantor will be liable as a primary obligor to indemnify the Beneficiary against any cost, loss, or liability incurred by the Beneficiary as a result of the Operator failing to pay or carry out any of the Guaranteed Obligations, provided the amount payable by the Guarantor under this Deed of Guarantee and Indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guarantee.

2.4The provisions of this Deed of Guarantee and Indemnity shall not be interpreted or construed in a way so as to impose on the Guarantor the obligation to pay to the Beneficiary an amount greater than the amount owed by the Operator to the Beneficiary under the terms of the Operating Agreement. The liability of the Operator under the Operating Agreement shall be automatically reduced by any amount paid by the Guarantor to the Beneficiary pursuant to this Deed of Guarantee and Indemnity.

3.MATTERS NOT TO REDUCE THE GUARANTOR'S LIABILITY

3.1If any purported obligation or liability of the Operator under the Operating Agreement which, if valid, would have been the subject of this Deed of Guarantee and Indemnity is not or ceases to be valid or enforceable on any ground whatsoever (whether or not known to the Beneficiary or the Operator) (including any defect in or want of powers of the Operator or irregular exercise thereof or lack of authority by any person apparently authorised to act on behalf of the Operator or any legal or other limitation (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction or liquidation of the Operator), the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and as if the Guarantor were the principal debtor in respect thereof.  The Guarantor hereby agrees to indemnify, defend and hold the Beneficiary harmless in accordance with the terms of this Deed of Guarantee and Indemnity against all damages, losses, costs and expenses arising from any failure of the Operator to carry out any such purported obligation or liability by reason of it not being or ceasing to be valid or enforceable.

3.2The obligations and liabilities of the Guarantor in respect of the Guaranteed Obligations shall not in any way be affected nor shall this Deed of Guarantee and Indemnity be discharged or diminished by reason of any of the following (whether or not known to the Guarantor or the Beneficiary):

(a)any time, consent, waiver or release being given by the Beneficiary to the Operator or to any surety, or by any other indulgence or concession granted by the Beneficiary to the Operator or to any surety in respect of (or any variation or waiver of) any of the Guaranteed Obligations or any obligations of any surety (whether the same be made with the Guarantor's consent or not);

(b)any termination, amendment, variation, replacement, restatement or supplement of or to the Operating Agreement or any of the Guaranteed Obligations;

(c)the taking, holding, variation, compromise, renewal, non-enforcement, release or refusal or neglect to perfect or enforce any right, remedies or securities against the Operator or any other person;

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(d)any present or future guarantee, indemnity or security being or becoming wholly or partially void, voidable or unenforceable on any ground whatsoever;

(e)the insolvency, bankruptcy, liquidation, administration, winding-up, dissolution, receivership, incapacity, amalgamation, reconstruction, re-organisation or any analogous proceedings relating to the Operator or the Guarantor;

(f)any claim or enforcement of payment from the Operator or any other person;

(g)any change in the status, function, constitution or ownership of the Operator, the Guarantor or the Beneficiary;

(h)any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Operator or any other person in connection with the Guaranteed Obligations; or

(i)any other act, omission, event, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from any of its obligations under this Deed of Guarantee and Indemnity or affect or prejudice any of the rights, powers or remedies conferred upon the Beneficiary under this Deed of Guarantee and Indemnity or by law.

4.NO COMPETITION

4.1Until all the Guaranteed Obligations have been irrevocably paid, discharged or satisfied in full, the Guarantor will not exercise any rights which it may have:

(a)to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Beneficiary or to claim any right of contribution in relation to any payment made by the Guarantor under this Deed of Guarantee and Indemnity;

(b)to exercise or enforce any of its rights of subrogation and indemnity against the Operator;

(c)following a claim being made on the Guarantor, to claim any set-off or counterclaim against the Operator; and

(d)to claim or prove in a liquidation or other insolvency proceeding of the Operator in competition with the Beneficiary.

4.2If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Beneficiary and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct.

5.DISCHARGE TO BE CONDITIONAL

Any release, discharge or settlement between the Guarantor and the Beneficiary shall be conditional upon no security, disposition or payment to the Beneficiary by the Operator or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or its equivalent in any relevant jurisdiction) or for any reason whatever, and if such condition shall not be fulfilled the Beneficiary shall be entitled to enforce this Deed of Guarantee and Indemnity as if such release, discharge or settlement had not occurred and any such payment had not been made.

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6.ENFORCEMENT

The Beneficiary shall not be obliged before exercising or enforcing any of its rights, powers or remedies conferred upon it by this Deed of Guarantee and Indemnity or by law:

6.1to take any action or obtain any judgement in any court or tribunal against the Operator or any other person;

6.2to make or file any claim or proof in connection with the bankruptcy, liquidation, administration or insolvency (or its equivalent in any relevant jurisdiction) of the Operator or any other person;

6.3to make, enforce or seek to enforce any claim, right or remedy against the Operator or any other person under any security or other document, agreement or arrangement; or

6.4to enforce against and/or realise (or seek so to do) any security that it may have in respect of all or any part of the Guaranteed Obligations.

7.REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Beneficiary as at the date of this Deed of Guarantee and Indemnity:

(a)the execution, delivery and performance of this Deed of Guarantee and Indemnity, have been duly and validly authorised by the Guarantor;

(b)the signing of this Deed of Guarantee and Indemnity by the Guarantor and the performance of its obligations under this Deed of Guarantee and Indemnity shall not contravene or constitute a breach of or default under any provision contained in any agreement or instrument to which it is a party or by which it is bound nor will it result in a breach of any provision of its memorandum or articles of association or equivalent constitutional documents nor will it result in a breach of any order, judgment or decree of any court or governmental, administrative, judicial or regulatory body, authority or organisation or any law to which it is a party or by which it is bound;

(c)the Guarantor is duly organised, validly existing and in good standing under the laws of [].  The Guarantor has all requisite power and authority to execute and deliver this Deed of Guarantee and Indemnity and to perform its obligations hereunder;

(d)the Guarantor is not for statutory purposes deemed to be unable to pay its debts nor is it unable to pay its debt as they become due;

(e)no order has been served on the Guarantor and no resolution has been passed for the winding-up or dissolution of the Guarantor; the Guarantor is not in administration and no steps have been taken to place the Guarantor into administration (including the filing of any notice of intention to appoint an administrator over the Guarantor); the Guarantor is not subject to a company voluntary arrangement and no such arrangement has been proposed nor is the Guarantor subject to a scheme of arrangement and no such scheme has been proposed; no receiver (whether statutory or contractual) has been appointed to the Guarantor or any of its assets; the Guarantor is not in administrative receivership and has not suspended payments on any of its debts, nor entered into any compromises with any or all of its creditors;

(f)all consents, permissions, approvals and agreements of its shareholders, lenders or any third parties which are necessary or desirable for it to obtain in order to enter into and perform this Deed of Guarantee and Indemnity in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Beneficiary; and

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(g)the Guarantor, its Affiliates, its personnel and its subcontractors have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to the matters which are the subject of this Guarantee and Indemnity or the Operating Agreement, any payment, gift, promise or other advantage, whether directly or indirectly through any person or entity, to or for the use or benefit of any public official or any political party or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a) any Applicable Laws, including the Foreign Corrupt Practices Act 1977 (US) or the Bribery Act 2010 (UK); or (b) the laws of the country of incorporation of such entity or such entity's ultimate parent company or of the principal place of business of such ultimate parent company.  The Guarantor has instituted, maintained and monitored policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-bribery and corruption laws.

8.CONTINUING AND ADDITIONAL SECURITY

8.1This Deed of Guarantee and Indemnity is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations and the indemnity obligations have been discharged or satisfied in full notwithstanding any intermediate payment or discharge by the Guarantor of the Guaranteed Obligations or the liquidation or other incapacity or any change in the constitution or name of the Operator or of the Guarantor or any settlement of account or other matter or thing whatsoever.

8.2This Deed of Guarantee and Indemnity is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to the Beneficiary.

9.PAYMENTS AND WITHHOLDINGS

9.1Subject to clause 2.4, all payments to be made by the Guarantor under the Deed of Guarantee and Indemnity shall be made in immediately available cleared funds, without any deduction or set-off or counterclaim and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law or regulation which is binding on the Guarantor.  If the Guarantor is required by law or regulation to make any such deduction, it will pay to the Beneficiary such additional amounts as are necessary to ensure receipt by the Beneficiary of the full amount which that party would have received but for the deduction.  The Guarantor shall promptly deliver or procure delivery to the Beneficiary of all receipts issued to it evidencing each deduction or withholding which it has made.

9.2If the Guarantor fails to pay any sum payable under this Deed of Guarantee and Indemnity within fifteen (15) Business Days of receipt of a demand for payment, the Guarantor shall pay an amount equivalent to interest on such sum for the period from and including the date the demand for such amount was received up to the date of actual payment (both before and after judgment) at the Default Rate which shall accrue from day to day and be compounded monthly and shall be paid by the Guarantor on demand.

10.WAIVER

10.1No failure or delay by the Beneficiary in exercising any right, power or privilege under this Deed of Guarantee and Indemnity or by law shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise thereof or the exercise of any other right, power or privilege.

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10.2A waiver given or consent granted by the Beneficiary under this Deed of Guarantee and Indemnity will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

10.3The Beneficiary may release or compromise the liability of, or grant time or any other indulgence without compromising or affecting the liability of the Guarantor.

10.4The powers which this Deed of Guarantee and Indemnity confers on the Beneficiary are cumulative, without prejudice to any rights or remedies provided by law and may be exercised as often as the Beneficiary thinks appropriate.

11.SEVERANCE

Each provision of this Deed of Guarantee and Indemnity is severable and distinct from the others and, if any such provision shall in whole or in part be held to any extent to be invalid, illegal or unenforceable in any respect under any enactment or rule of law, that provision or part shall to that extent be deemed not to form part of this Deed of Guarantee and Indemnity and the validity, legality and enforceability of the remainder of this Deed of Guarantee and Indemnity shall not be affected or impaired in any way.

12.CONTINUATION OF DEED OF GUARANTEE AND INDEMNITY

This Deed of Guarantee and Indemnity shall remain in full force and effect notwithstanding any amendments, variations, replacements or supplements from time to time to the Operating Agreement.

13.ASSIGNMENT

13.1No Party shall be entitled to assign, transfer, encumber, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Deed of Guarantee and Indemnity without the prior written consent of the other Party.

13.2This Deed of Guarantee and Indemnity shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

14.ENFORCEMENT COSTS

The Guarantor hereby agrees to indemnify, defend and hold harmless (save insofar as otherwise indemnified under this Deed of Guarantee and Indemnity) the Beneficiary on demand against all losses, actions, claims, costs, charges, expenses and liabilities incurred or sustained by the Beneficiary in any enforcement or attempted enforcement of this Deed of Guarantee and Indemnity or occasioned by any breach by the Guarantor of any of the covenants or obligations to the Beneficiary under this Deed of Guarantee and Indemnity.

15.NOTICES

15.1Except as otherwise provided in this Deed of Guarantee and Indemnity, any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed of Guarantee and Indemnity shall be in writing, in the English language and must be:

(a)delivered by hand;

(b)delivered by internationally recognised courier with tracked delivery;

(c)sent by email, with the notice attached in PDF format,

to:

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in the case of the Beneficiary:
Address	[]
Email Address	[]
Attention	[]
in the case of the Guarantor:
Address	[]
Email Address	[]
Attention	[]

and shall be deemed to have been duly given or made as follows:

(a)if delivered by hand or by courier, upon delivery at the address of the relevant Party; and

(b)if sent by email, on the date sent if such date is a Business Day (in the country to which the notice is sent).  If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent.  Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email, provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

15.2In proving the giving of a notice it shall be sufficient to prove that delivery in person was made or that the envelope containing the notice was properly addressed and posted or that the email was properly addressed and transmitted and no notice of failure of delivery was received by the sender, as the case may be.

15.3A Party may notify the other Parties to this Deed of Guarantee and Indemnity of a change to its name, relevant addressee or address for the purposes of clause 15 provided that such notification shall only be effective on:

(a)the date specified in the notification as the date on which the change is to take place; or

(b)if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date falling five (5) Business Days after notice of any such change has been given.

16.CURRENCY

All payments to be made under this Deed of Guarantee and Indemnity shall be made in the currency in which the Guaranteed Obligations were expressed to be payable.

17.AMENDMENT

A variation of this Deed of Guarantee and Indemnity shall be in writing and executed as a deed by or on behalf of each Party.

18.THIRD PARTY RIGHTS

18.1The Parties confirm that no term of this Deed of Guarantee and Indemnity is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Deed of Guarantee and Indemnity.

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18.2The Parties may amend, vary or terminate this Deed of Guarantee and Indemnity in such a way as may affect any rights or benefits of any third party which are directly enforceable against the Parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such third party.

18.3Any third party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Deed of Guarantee and Indemnity may not veto any amendment, variation or termination of this Deed of Guarantee and Indemnity which is proposed by the Parties and which may affect the rights or benefits of the third party.

19.CERTIFICATES CONCLUSIVE

A certificate, determination, notification or opinion of the Beneficiary as to any amount payable under this Deed of Guarantee and Indemnity will be conclusive and binding on the Guarantor except in the case of fraud or manifest error.

20.COUNTERPARTS

This Deed of Guarantee and Indemnity may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document, provided, however, that none of the counterparts will be effective until both parties have executed a counterpart thereof.  Each counterpart shall constitute an original of this Deed of Guarantee and Indemnity but all the counterparts together shall constitute one and the same agreement.

21.GOVERNING LAW AND ARBITRATION

21.1This Deed of Guarantee and Indemnity shall be governed by and construed in accordance with English law.

21.2Any dispute arising out of or in connection with this Deed of Guarantee and Indemnity, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 21.2.  The arbitrators shall be entitled to give interlocutory orders and/or give rulings on an agreed set of facts and/or a preliminary point of law at the request of either Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement.

The Parties agree, and shall procure that each of its Affiliates agrees, that any Affiliate of either may be joined to any proceedings under this Deed of Guarantee and Indemnity and/or proceedings consolidated, in each case in respect of any claim pursuant to the Charter or the Operating Agreement.

The arbitrators' award shall be final and binding upon both Parties and may be enforced in any court having jurisdiction in respect thereof.

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The arbitration shall be conducted in the English language.

21.3The arbitrators shall determine which Party shall bear the expenses of the proceedings, or the proportion of such expenses which each Party shall bear.

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IN WITNESS whereof the Guarantor and the Beneficiary have executed and delivered this Deed of Guarantee and Indemnity as a deed the day and year first above written.

Executed as a deed by [OPERATOR or AFFILIATE] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

Executed as a deed for and on behalf of [CHARTERER] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

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Charterer Performance Security

Deed of Guarantee and Indemnity [Co-venturer or Affiliate] and [Operator]
in respect of Operating Agreement
_____________ 2021

THIS DEED OF GUARANTEE AND INDEMNITY is made as a deed on __________________ 2021

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between:

(1)[CO-VENTURER or AFFILIATE], a company incorporated in [] and having its principal office at [] (the "Guarantor"); and

(2)[OPERATOR], a company incorporated in [] and having its principal office at []  (the "Beneficiary"),

each a "Party" and together the "Parties".

recitals

(A)The Beneficiary has, on the same date as this Deed of Guarantee and Indemnity, entered into an Operating Agreement with [VAALCO]  (Charterer) in respect of the operation and maintenance of an FSO on the Field (Operating Agreement).

(B)[VAALCO] is the operator of the Field on behalf of the Co-venturers, pursuant to the Etame Marin JOA.

(C)The Beneficiary has agreed to enter into the Operating Agreement subject to (i) the Guarantor agreeing to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations as set out in clause 2 and (ii) the other Co-venturers holding a paying interest in the Field agreeing to enter into, or procuring the entry into by an Affiliate of such Co-venturer on its behalf (in each case by an entity with a credit standing reasonably acceptable to the Beneficiary), a deed of guarantee and indemnity (on terms identical to this Deed of Guarantee and Indemnity) in respect of their respective paying interest in the Field (together, the Other Deeds of Guarantee and Indemnity).  This Deed of Guarantee and Indemnity, together with the Other Deeds of Guarantee and Indemnity, relate to the entirety of the Charterer's obligations pursuant to the Operating Agreement.

(D)The Guarantor is [a  Co-venturer holding a paying interest in the Field / the [ultimate] parent company of a Co-venturer holding a paying interest in the Field] and has agreed (it being in its best commercial interests to do so) to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations.

the parties agree as follows:

1.INTERPRETATION

1.1In this Deed of Guarantee and Indemnity, unless otherwise defined or provided for in this Deed of Guarantee and Indemnity, words and expressions shall have the following meanings:

"Affiliate" means, in relation to a person, a company, partnership or other legal entity which controls, is controlled by, or which is under common control with, that person, and "control" means the ownership, directly or indirectly, of fifty per cent (50%) or more of the voting rights in a company, partnership or other legal entity;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Charter" has the meaning given to it in the Operating Agreement;

"Charterer" has the meaning given to it in Recital (A);

"Co-venturer" has the meaning given to it in the Operating Agreement;

"Default Rate" means US Dollar LIBOR plus seven per cent (7%);

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"Etame Marin JOA" has the meaning given to it in the Operating Agreement;

"Field" has the meaning given to it in the Operating Agreement;

"FSO" has the meaning given to it in the Operating Agreement;

"Guaranteed Obligations" has the meaning given in clause 2;

"Operating Agreement" has the meaning given to it in Recital (A);

"Other Deeds of Guarantee and Indemnity" has the meaning given in Recital (C); and

"US Dollar LIBOR" has the meaning given to it in the Operating Agreement.

1.2In this Deed of Guarantee and Indemnity, unless otherwise specified:

(a)clause headings shall not affect the interpretation of this Deed of Guarantee and Indemnity;

(b)a reference to a "company" shall include any company, corporation or other body corporate, wherever and however incorporated or established, a partnership, a  joint venture and unincorporated association;

(c)the words "include",  "includes",  ''including" "inclusive of'' shall mean "including but not limited to";

(d)a  "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(e)reference to "clauses" are to clauses of this Deed of Guarantee and Indemnity;

(f)"writing" means typed text or legible manuscript text (including by e-mail);

(g)words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(h)reference to a legal or regulatory provision or standard is to be construed as a reference to that legal or regulatory provision or standard as the same may have been amended or re-enacted before the date of this Deed of Guarantee and Indemnity;

(i)reference to any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

(j)a reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Deed of Guarantee and Indemnity under that statute or statutory provision;

(k)reference to the time of day is reference to time in London, England;

(l)unless the context otherwise requires, references to documents and agreements shall be construed as references to those documents or agreements as may have been or are amended, supplemented, novated or superseded from time to time; and

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(m)a  reference to a Party shall include that Party's successors and permitted assigns.

2.GUARANTEE

2.1The Guarantor (as a primary obligor and not merely as a surety) at the request of the Beneficiary hereby irrevocably and unconditionally guarantees to the Beneficiary the due and punctual payment to the Beneficiary by the Charterer of all amounts which the Charterer is or shall become obliged to pay to the Beneficiary under the Operating Agreement (the Guaranteed Obligations).

2.2If the Charterer fails to pay in full and on time any of the Guaranteed Obligations, the Guarantor irrevocably and unconditionally undertakes that it shall immediately on demand pay the Guaranteed Obligations as if it were the principal obligor.

2.3The Guarantor irrevocably and unconditionally agrees with the Beneficiary that, if for any reason, any amount claimed under this Deed of Guarantee and Indemnity is not recoverable on the basis of a guarantee, the Guarantor will be liable as a primary obligor to indemnify the Beneficiary against any cost, loss, or liability incurred by the Beneficiary as a result of the Charterer failing to pay any of the Guaranteed Obligations, provided the amount payable by the Guarantor under this Deed of Guarantee and Indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guarantee.

2.4Without prejudice to clause 3.1 and notwithstanding any other provision of this Deed of Guarantee and Indemnity, the total liability of the Guarantor under this Deed of Guarantee and Indemnity shall not exceed [] per cent ([]%) of the Guaranteed Obligations. The liability of the Charterer under the Operating Agreement shall be automatically reduced by the aggregate of (i) any amount paid by the Guarantor to the Beneficiary pursuant to this Deed of Guarantee and Indemnity and (ii) (pro rata to any reduction under the Other Deeds of Guarantee and Indemnity) the amounts paid to the Beneficiary pursuant to the Other Deeds of Guarantee and Indemnity.

2.5In no event shall the Guarantor be required to pay any sums pursuant to any of the Other Deeds of Guarantee and Indemnity, including as a result of a failure by the guarantor thereunder to pay.

3.MATTERS NOT TO REDUCE THE GUARANTOR'S LIABILITY

3.1If any purported obligation or liability of the Charterer under the Operating Agreement which, if valid, would have been the subject of this Deed of Guarantee and Indemnity is not or ceases to be valid or enforceable on any ground whatsoever (whether or not known to the Beneficiary or the Charterer) (including any defect in or want of powers of the Charterer or irregular exercise thereof or lack of authority by any person apparently authorised to act on behalf of the Charterer or any legal or other limitation (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction or liquidation of the Charterer), the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and as if the Guarantor were the principal debtor in respect thereof.  The Guarantor hereby agrees to indemnify, defend and hold the Beneficiary harmless in accordance with the terms of this Deed of Guarantee and Indemnity against [] per cent ([]%) of all damages, losses, costs and expenses arising from any failure of the Charterer to carry out any such purported obligation or liability by reason of it not being or ceasing to be valid or enforceable.

3.2The obligations and liabilities of the Guarantor in respect of the Guaranteed Obligations shall not in any way be affected nor shall this Deed of Guarantee and Indemnity be discharged or diminished by reason of any of the following (whether or not known to the Guarantor or the Beneficiary):

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(a)any time, consent, waiver or release being given by the Beneficiary to the Charterer or to any surety, or by any other indulgence or concession granted by the Beneficiary to the Charterer or to any surety in respect of (or any variation or waiver of) any of the Guaranteed Obligations or any obligations of any surety (whether the same be made with the Guarantor's consent or not);

(b)any termination, amendment, variation, replacement, restatement or supplement of or to the Operating Agreement or any of the Guaranteed Obligations;

(c)the taking, holding, variation, compromise, renewal, non-enforcement, release or refusal or neglect to perfect or enforce any right, remedies or securities against the Charterer or any other person;

(d)any present or future guarantee, indemnity or security being or becoming wholly or partially void, voidable or unenforceable on any ground whatsoever;

(e)the insolvency, bankruptcy, liquidation, administration, winding-up, dissolution, receivership, incapacity, amalgamation, reconstruction, re-organisation or any analogous proceedings relating to the Charterer or the Guarantor;

(f)any claim or enforcement of payment from the Charterer or any other person;

(g)any change in the status, function, constitution or ownership of the Charterer, the Guarantor or the Beneficiary;

(h)any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Charterer or any other person in connection with the Guaranteed Obligations; or

(i)any other act, omission, event, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from any of its obligations under this Deed of Guarantee and Indemnity or affect or prejudice any of the rights, powers or remedies conferred upon the Beneficiary under this Deed of Guarantee and Indemnity or by law.

4.NO COMPETITION

4.1Until all the Guaranteed Obligations have been irrevocably paid, discharged or satisfied in full, the Guarantor will not exercise any rights which it may have:

(a)to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Beneficiary or to claim any right of contribution in relation to any payment made by the Guarantor under this Deed of Guarantee and Indemnity;

(b)to exercise or enforce any of its rights of subrogation and indemnity against the Charterer;

(c)following a claim being made on the Guarantor, to claim any set-off or counterclaim against the Charterer; or

(d)to claim or prove in a liquidation or other insolvency proceeding of the Charterer in competition with the Beneficiary.

4.2If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Beneficiary and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct.

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5.DISCHARGE TO BE CONDITIONAL

Any release, discharge or settlement between the Guarantor and the Beneficiary shall be conditional upon no security, disposition or payment to the Beneficiary by the Charterer or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or its equivalent in any relevant jurisdiction) or for any reason whatever, and if such condition shall not be fulfilled the Beneficiary shall be entitled to enforce this Deed of Guarantee and Indemnity as if such release, discharge or settlement had not occurred and any such payment had not been made.

6.ENFORCEMENT

The Beneficiary shall not be obliged before exercising or enforcing any of its rights, powers or remedies conferred upon it by this Deed of Guarantee and Indemnity or by law:

6.1to take any action or obtain any judgement in any court or tribunal against the Charterer or any other person;

6.2to make or file any claim or proof in connection with the bankruptcy, liquidation, administration or insolvency (or its equivalent in any relevant jurisdiction) of the Charterer or any other person;

6.3to make, enforce or seek to enforce any claim, right or remedy against the Charterer or any other person under any security or other document, agreement or arrangement; or

6.4to enforce against and/or realise (or seek so to do) any security that it may have in respect of all or any part of the Guaranteed Obligations.

7.REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Beneficiary as at the date of this Deed of Guarantee and Indemnity:

(a)the execution, delivery and performance of this Deed of Guarantee and Indemnity, have been duly and validly authorised by the Guarantor;

(b)the signing of this Deed of Guarantee and Indemnity by the Guarantor and the performance of its obligations under this Deed of Guarantee and Indemnity shall not contravene or constitute a breach of or default under any provision contained in any agreement or instrument to which it is a party or by which it is bound nor will it result in a breach of any provision of its memorandum or articles of association or equivalent constitutional documents nor will it result in a breach of any order, judgment or decree of any court or governmental, administrative, judicial or regulatory body, authority or organisation or any law to which it is a party or by which it is bound;

(c)the Guarantor is duly organised, validly existing and in good standing under the laws of [].  The Guarantor has all requisite power and authority to execute and deliver this Deed of Guarantee and Indemnity and to perform its obligations hereunder;

(d)the Guarantor is not for statutory purposes deemed to be unable to pay its debts nor is it unable to pay its debt as they become due;

(e)no order has been served on the Guarantor and no resolution has been passed for the winding-up or dissolution of the Guarantor; the Guarantor is not in administration and no steps have been taken to place the Guarantor into administration (including the filing of any notice of intention to appoint an administrator over the Guarantor); the Guarantor is not subject to a company voluntary arrangement and no such

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arrangement has been proposed nor is the Guarantor subject to a scheme of arrangement and no such scheme has been proposed; no receiver (whether statutory or contractual) has been appointed to the Guarantor or any of its assets; the Guarantor is not in administrative receivership and has not suspended payments on any of its debts, nor entered into any compromises with any or all of its creditors;

(f)all consents, permissions, approvals and agreements of its shareholders, lenders or any third parties which are necessary or desirable for it to obtain in order to enter into and perform this Deed of Guarantee and Indemnity in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Beneficiary; and

(g)the Guarantor, its Affiliates, its personnel and its subcontractors have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to the matters which are the subject of this Guarantee and Indemnity or the Operating Agreement, any payment, gift, promise or other advantage, whether directly or indirectly through any person or entity, to or for the use or benefit of any public official or any political party or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a) any Applicable Laws, including the Foreign Corrupt Practices Act 1977 (US) or the Bribery Act 2010 (UK); or (b) the laws of the country of incorporation of such entity or such entity's ultimate parent company or of the principal place of business of such ultimate parent company.  The Guarantor has instituted, maintained and monitored policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-bribery and corruption laws.

8.CONTINUING AND ADDITIONAL SECURITY

8.1This Deed of Guarantee and Indemnity is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations and the indemnity obligations have been discharged or satisfied in full notwithstanding any intermediate payment or discharge by the Guarantor of the Guaranteed Obligations or the liquidation or other incapacity or any change in the constitution or name of the Charterer or of the Guarantor or any settlement of account or other matter or thing whatsoever.

8.2This Deed of Guarantee and Indemnity is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to the Beneficiary.

9.PAYMENTS AND WITHHOLDINGS

9.1Subject to clauses 2.4 and 2.5, all payments to be made by the Guarantor under the Deed of Guarantee and Indemnity shall be made in immediately available cleared funds, without any deduction or set-off or counterclaim and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law or regulation which is binding on the Guarantor.  If the Guarantor is required by law or regulation to make any such deduction, it will pay to the Beneficiary such additional amounts as are necessary to ensure receipt by the Beneficiary of the full amount which that party would have received but for the deduction.  The Guarantor shall promptly deliver or procure delivery to the Beneficiary of all receipts issued to it evidencing each deduction or withholding which it has made.

9.2If the Guarantor fails to pay any sum payable under this Deed of Guarantee and Indemnity within fifteen (15) Business Days of receipt of a demand for payment, the Guarantor shall

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pay an amount equivalent to interest on such sum for the period from and including the date the demand for such amount was received up to the date of actual payment (both before and after judgment) at the Default Rate which shall accrue from day to day and be compounded monthly and shall be paid by the Guarantor on demand.

10.WAIVER

10.1No failure or delay by the Beneficiary in exercising any right, power or privilege under this Deed of Guarantee and Indemnity or by law shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise thereof or the exercise of any other right, power or privilege.

10.2A waiver given or consent granted by the Beneficiary under this Deed of Guarantee and Indemnity will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

10.3The Beneficiary may release or compromise the liability of, or grant time or any other indulgence without compromising or affecting the liability of the Guarantor.

10.4The powers which this Deed of Guarantee and Indemnity confers on the Beneficiary are cumulative, without prejudice to any rights or remedies provided by law and may be exercised as often as the Beneficiary thinks appropriate.

11.SEVERANCE

Each provision of this Deed of Guarantee and Indemnity is severable and distinct from the others and, if any such provision shall in whole or in part be held to any extent to be invalid, illegal or unenforceable in any respect under any enactment or rule of law, that provision or part shall to that extent be deemed not to form part of this Deed of Guarantee and Indemnity and the validity, legality and enforceability of the remainder of this Deed of Guarantee and Indemnity shall not be affected or impaired in any way.

12.CONTINUATION OF DEED OF GUARANTEE AND INDEMNITY

This Deed of Guarantee and Indemnity shall remain in full force and effect notwithstanding any amendments, variations, replacements or supplements from time to time to the Operating Agreement.

13.ASSIGNMENT

13.1No Party shall be entitled to assign, transfer, encumber, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Deed of Guarantee and Indemnity without the prior written consent of the other Party.

13.2This Deed of Guarantee and Indemnity shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

14.ENFORCEMENT COSTS

The Guarantor hereby agrees to indemnify, defend and hold harmless (save insofar as otherwise indemnified under this Deed of Guarantee and Indemnity) the Beneficiary on demand against all losses, actions, claims, costs, charges, expenses and liabilities incurred or sustained by the Beneficiary in any enforcement or attempted enforcement of this Deed of Guarantee and Indemnity or occasioned by any breach by the Guarantor of any of the covenants or obligations to the Beneficiary under this Deed of Guarantee and Indemnity.

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15.NOTICES

15.1Except as otherwise provided in this Deed of Guarantee and Indemnity, any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed of Guarantee and Indemnity shall be in writing, in the English language and must be:

(a)delivered by hand;

(b)delivered by internationally recognised courier with tracked delivery;

(c)sent by email, with the notice attached in PDF format,

to:

in the case of the Beneficiary:
Address	[]
Email Address	[]
Attention	[]
in the case of the Guarantor:
Address	[]
Email Address	[]
Attention	[]

and shall be deemed to have been duly given or made as follows:

(a)if delivered by hand or by courier, upon delivery at the address of the relevant Party; and

(b)if sent by email, on the date sent if such date is a Business Day (in the country to which the notice is sent).  If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent.  Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email, provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

15.2In proving the giving of a notice it shall be sufficient to prove that delivery in person was made or that the envelope containing the notice was properly addressed and posted or that the email was properly addressed and transmitted and no notice of failure of delivery was received by the sender, as the case may be.

15.3A Party may notify the other Parties to this Deed of Guarantee and Indemnity of a change to its name, relevant addressee or address for the purposes of clause 15 provided that such notification shall only be effective on:

(a)the date specified in the notification as the date on which the change is to take place; or

(b)if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date falling five (5) Business Days after notice of any such change has been given.

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16.CURRENCY

All payments to be made under this Deed of Guarantee and Indemnity shall be made in the currency in which the Guaranteed Obligations were expressed to be payable.

17.AMENDMENT

A variation of this Deed of Guarantee and Indemnity shall be in writing and executed as a deed by or on behalf of each Party.

18.THIRD PARTY RIGHTS

18.1Save for the rights of each party to the Other Deeds of Guarantee and Indemnity to enforce the relevant terms of this Deed of Guarantee and Indemnity, the Parties confirm that no term of this Deed of Guarantee and Indemnity is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Deed of Guarantee and Indemnity.

18.2The Parties may amend, vary or terminate this Deed of Guarantee and Indemnity in such a way as may affect any rights or benefits of any third party which are directly enforceable against the Parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such third party.

18.3Any third party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Deed of Guarantee and Indemnity may not veto any amendment, variation or termination of this Deed of Guarantee and Indemnity which is proposed by the Parties and which may affect the rights or benefits of the third party.

19.CERTIFICATES CONCLUSIVE

A certificate, determination, notification or opinion of the Beneficiary as to any amount payable under this Deed of Guarantee and Indemnity will be conclusive and binding on the Guarantor except in the case of fraud or manifest error.

20.COUNTERPARTS

This Deed of Guarantee and Indemnity may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document, provided, however, that none of the counterparts will be effective until both parties have executed a counterpart thereof.  Each counterpart shall constitute an original of this Deed of Guarantee and Indemnity but all the counterparts together shall constitute one and the same agreement.

21.GOVERNING LAW AND ARBITRATION

21.1This Deed of Guarantee and Indemnity shall be governed by and construed in accordance with English law.

21.2Any dispute arising out of or in connection with this Deed of Guarantee and Indemnity, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 21.2.  The arbitrators shall be entitled to give interlocutory orders and/or give rulings on an agreed set of facts and/or a preliminary point of law at the request of either Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party

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requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he or she had been appointed by agreement.

The Parties agree, and shall procure that each of its Affiliates agrees, that any Affiliate of either may be joined to any proceedings under this Deed of Guarantee and Indemnity and/or proceedings consolidated, in each case in respect of any claim pursuant to the Charter or the Operating Agreement.

The arbitrators' award shall be final and binding upon both Parties and may be enforced in any court having jurisdiction in respect thereof.

The arbitration shall be conducted in the English language.

21.3The arbitrators shall determine which Party shall bear the expenses of the proceedings, or the proportion of such expenses which each Party shall bear.

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IN WITNESS whereof the Guarantor and the Beneficiary have executed and delivered this Deed of Guarantee and Indemnity as a deed the day and year first above written.

Executed as a deed by [CO-VENTURER or AFFILIATE] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

Executed as a deed for and on behalf of [Operator] acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

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